UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

UNIFIRST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIFIRST CORPORATION

68 Jonspin Road

Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Tuesday, January 10, 2023

The Annual Meeting of Shareholders (the “Annual Meeting”) of UniFirst Corporation (the “Company”) will be held at the corporate offices of the Company located at 68 Jonspin Road, Wilmington, Massachusetts 01887 on Tuesday, January 10, 2023 at 8:30 A.M. Eastern Time for the following purposes:

1.
To elect (i) three Class II Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (ii) one Class I Director, nominated by the Board of Directors, to serve for a term of one year until the 2024

Annual Meeting of Shareholders and until his successor is duly elected and qualified, and (iii) one Class III

Director, nominated by the Board of Directors, to serve for a term of two years until the 2025 Annual

Meeting of Shareholders and until his successor is duly elected and qualified;
2.
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023; and
3.
To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

Proposal 1 above relates solely to the election of three Class II Directors, one Class I Director and one Class III Director nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder of the Company.

The Board of Directors has fixed the close of business on November 14, 2022 as the record date for the Annual Meeting. All shareholders of record on that date are entitled to receive notice of and to vote at the meeting.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials at www.edocumentview.com/UNF. Instructions for accessing the proxy materials and voting are described below and in the Annual Shareholder Meeting Notice (the “Notice”) that you received. Please review the proxy materials prior to voting.

Your vote is very important. If you hold your shares in your own name as a holder of record with our transfer agent, you may vote by one of the following methods:

1.
BY INTERNET, by going to the Internet web address www.envisionreports.com/UNF and following the instructions on the Notice you received and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by the Internet must be received by 11:59 P.M., Eastern Time, on January 9, 2023.
2.
BY TELEPHONE, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the proxy card. Proxies submitted by telephone must be received by 11:59 P.M., Eastern Time, on January 9, 2023.
3.
BY PROXY CARD, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you are a stockholder of record and attend the Annual Meeting, you may vote in person by ballot even if you have previously voted by Internet, by telephone or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy. We encourage you to vote prior to the Annual Meeting by Internet, telephone or proxy card in accordance with the instructions above.

If your shares are held by a broker, bank or other nominee in street name, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted. If your shares are held by a broker, bank or other nominee in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of record prior to attending the meeting and voting.

By Order of the Board of Directors,

SCOTT C. CHASE, Secretary

Wilmington, Massachusetts

December 1, 2022

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE PROXY MATERIALS, INCLUDING OUR 2022 ANNUAL REPORT ON FORM 10-K, AT WWW.EDOCUMENTVIEW.COM/UNF AND VOTE BY INTERNET AT WWW.ENVISIONREPORTS.COM/UNF, BY TELEPHONE OR BY PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN STREET NAME, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR BROKER, BANK OR OTHER NOMINEE TO HAVE YOUR SHARES VOTED.

Important

Please note that due to security procedures, if you decide to attend the Annual Meeting, you will be required to show a form of picture identification to gain access to the offices of UniFirst Corporation. Please contact the Company’s Investor Relations group at (978) 658-8888 if you plan to attend the Annual Meeting.

UNIFIRST CORPORATION

68 Jonspin Road

Wilmington, Massachusetts 01887

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

to be held on January 10, 2023

at 8:30 A.M. Eastern Time

at the corporate offices of UniFirst Corporation

located at 68 Jonspin Road,

Wilmington, Massachusetts 01887.

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UniFirst Corporation (the “Company”, “UniFirst”, “we”, “our” or “us”) for use at the 2023 Annual Meeting of Shareholders to be held on Tuesday, January 10, 2023 (the “Annual Meeting”) and at any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders are first being made available to shareholders on or about December 1, 2022.

The Board of Directors has fixed the close of business on November 14, 2022 as the “Record Date” for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the close of business on the Record Date, there were outstanding and entitled to vote 15,094,029 shares of common stock, par value $0.10 per share (“Common Stock”), and 3,590,295 shares of Class B common stock, par value $0.10 per share (“Class B Common Stock”). Transferees after such date will not be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share.

As more fully described in this Proxy Statement, the purposes of the Annual Meeting are (1) to elect (i) three Class
II Directors nominated by the Board of Directors, each to serve for a term of three years until the 2026 Annual Meeting of
Shareholders and until their respective successors are duly elected and qualified, (ii) one Class I Director, nominated by the Board of Directors, to serve for a term of one year until the 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified, and (iii) one Class III Director, nominated by the Board of Directors, to serve for a term of two years until the 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023; and (3) to consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

With respect to the election of three Class II Directors and one Class I Director, a plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Steven S. Sintros, Thomas S. Postek, Raymond C. Zemlin and Joseph M. Nowicki. With respect to the election of one Class III Director, a plurality of the votes cast by holders of shares of Common Stock, voting separately as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required to elect Sergio A. Pupkin. Votes may be cast “For” or “Withhold” with respect to the election of each of Messrs. Sintros, Postek, Zemlin, Nowicki and Pupkin. A
“Withhold” vote is not considered a vote cast for the election of a Director and will have no impact on the election of a
Director, except to the extent that in a contested election the failure to vote for an individual results in another individual receiving a larger percentage of votes. Under the plurality voting standard, the five nominees up for election at the Annual Meeting that receive the highest number of votes cast “For” their election will be elected.

With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and each other matter expected to be voted upon at the Annual Meeting, the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval. Votes may be cast “For”, “Against” or “Abstain” on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023.

The representation in person or by proxy of at least a majority of all Common Stock and Class B Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Consistent with applicable law, the Company intends to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that in a contested election the failure to vote for an individual results in another individual receiving a larger percentage of votes, and no impact on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023 or any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is very important. If you hold your shares in your own name as a holder of record with our transfer agent, you may vote by one of the following methods:

1.
BY INTERNET, by going to the Internet web address www.envisionreports.com/UNF and following the instructions on the Annual Shareholder Meeting Notice (the “Notice”) you received and on the website. In order to vote via the Internet, you must use the numbers provided in the shaded bar of the Notice. Proxies submitted by the Internet must be received by 11:59 P.M., Eastern Time, on January 9, 2023.
2.
BY TELEPHONE, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by dialing 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada any time on a touch tone telephone and following the instructions provided by the recorded message. In order to vote via telephone, you must use the numbers provided in the proxy card. Proxies submitted by telephone must be received by 11:59 P.M., Eastern Time, on January 9, 2023.
3.
BY PROXY CARD, if you received printed copies of the proxy materials by mail in accordance with the instructions in the Notice, by completing, dating, signing, and returning the proxy card in the postage-prepaid envelope provided. If you vote by Internet or telephone, please do not mail your proxy card. Your proxy card must be received prior to the Annual Meeting.

If you are a stockholder of record and you attend the Annual Meeting, you may vote in person by ballot at the Annual Meeting even if you have previously voted by Internet, by telephone or by returning your proxy card. Any proxy may be revoked by delivery of a later dated proxy. We encourage you to vote prior to the Annual Meeting by Internet, telephone or proxy card in accordance with the instructions above.

If your shares are held by a broker, bank or other nominee in street name, please follow the instructions you receive from your broker, bank or other nominee to have your shares voted. If your shares are held by a broker, bank or other nominee in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of record prior to attending the meeting and voting.

Shares represented by a properly executed proxy received prior to the times above and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy (1) will be voted “For” the election of (i) each of the three nominees for Class II Director named in this Proxy Statement, each to serve for a term of three years until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (ii) the one nominee for Class I Director named in this Proxy Statement, to serve for a term of one year until the 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified, and (iii) the one nominee for Class III Director named in this Proxy Statement, to serve for a term of two years until the 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified, and (2) will be voted “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023. It is not anticipated that any matter other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. The Board of Directors recommends a vote (1) “For” the election of each of the three nominees for Class II Director, the one nominee for Class I Director and the one nominee for Class III Director, and (2) “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023.

A shareholder of record may revoke a proxy at any time before it has been exercised by (1) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (2) properly casting a new vote via the

Internet or by telephone at any time before the closure of the Internet or telephone voting facilities, (3) filing a duly executed proxy bearing a later date, or (4) appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any written revocation of a proxy should be sent to UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887, Attention: Secretary, prior to the vote at the Annual Meeting.

If your shares are held through a broker, bank or other nominee and you instructed your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provided to you, you may change your voting instructions by submitting new voting instructions to your broker, bank or other nominee prior to the deadline for voting.

The expense of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, on the Internet websites www.edocumentview.com/UNF and www.envisionreports.com/UNF and by telephone, the Directors, officers and employees of the Company may also solicit proxies personally, by telephone or by mail without special compensation for such activities. The Company may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses in connection therewith.

The Company’s 2022 Annual Report to Shareholders, including the Company’s audited financial statements for the fiscal year ended August 27, 2022 (the “2022 fiscal year”), is being made available to shareholders concurrently with this Proxy Statement at www.edocumentview.com/UNF and www.envisionreports.com/UNF.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently composed of nine members, divided into three classes of three directors. Generally, one class is elected each year at the Annual Meeting of Shareholders and the Directors in each class serve for a term of three years and until their respective successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each Annual Meeting of Shareholders.

Upon recommendations of the Nominating and Corporate Governance Committee, the Board of Directors appointed Joseph M. Nowicki to serve as a Class I Director on April 5, 2022 and appointed Sergio A. Pupkin to serve as a Class III Director on October 24, 2022. Although the other Class I Directors and Class III Directors are not up for election at this Annual Meeting, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, nominated Messrs. Nowicki and Pupkin for election to the Board of Directors by the Company’s stockholders at this Annual Meeting as a result of their recent appointment by the Board.

At the Annual Meeting, (i) three Class II Directors will be elected to serve until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (ii) one Class I Director will be elected to serve until the 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified and (iii) one Class III Director will be elected to serve until the 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The Board of Directors has nominated (i) Steven S. Sintros, Thomas S. Postek and Raymond C. Zemlin as Class II Directors, to be elected by holders of Common Stock and Class B Common Stock voting together as a single class, (ii) Joseph M. Nowicki as Class I Director, to be elected by holders of Common Stock and Class B Common Stock voting together as a single class, and (iii) Serio A. Pupkin as Class III Director, to be elected by holders of Common Stock voting separately as a single class (collectively, the “Nominees”).

The Board of Directors has determined that Messrs. Postek, Zemlin, Nowicki and Pupkin are “independent” under the rules of the New York Stock Exchange.

Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates “For” the election of the Nominees to the Board of Directors. While the Company has no reason to believe that any of the Nominees will be unable to serve as a Director, in the event any of the Nominees should become unavailable to serve at the time of the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy for such other person or persons as the Board of Directors may recommend.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required to elect each of Steven S. Sintros, Thomas S. Postek, Raymond C. Zemlin and Joseph M. Nowicki. The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock, voting separately as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required to elect Sergio A. Pupkin.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF STEVEN S. SINTROS, THOMAS S. POSTEK AND RAYMOND C. ZEMLIN AS CLASS II DIRECTORS, “FOR” THE ELECTION OF JOSEPH M. NOWICKI AS CLASS I DIRECTOR AND “FOR” THE ELECTION OF SERGIO A. PUPKIN AS CLASS III DIRECTOR.

Information Regarding Nominees and Directors

The following table sets forth certain information with respect to the three nominees for election as Class II Directors, the one nominee for election as Class I Director and the one nominee for election as Class III Director at the Annual Meeting and those continuing Directors of the Company whose terms expire at the Annual Meetings of Shareholders in 2024 and 2025, based on information furnished to the Company by each Director.

Class II Director Nominees for Election at 2023 Annual Meeting – Nominated to Serve for a Term that Expires in 2026	Age	Director Since

Thomas S. Postek	80	2008

Mr. Postek has served as Director of the Company since 2008. He is a CFA charter holder and has been affiliated with CIBC Private Wealth Management and its predecessor. Mr. Postek was a member of the Board of Directors of Lawson Products, Inc. (now Distribution Solutions Group, Inc.), a publicly traded distributor of fasteners and other industrial supplies from 2005 to May 2019. From 1986 to 2001, Mr. Postek was a partner and principal of William Blair & Company, LLC. Mr. Postek brings to the Board of Directors extensive financial industry experience as well as a long-standing understanding of the Company’s industry and its competitors.

Steven S. Sintros	49	2017

Mr. Sintros joined the Company in 2004. Mr. Sintros has served as our President and Chief Executive Officer and a Director since July 2017. He has overall responsibility for management of the Company. He previously served as our Chief Financial Officer from January 2009 until January 2018. Prior to taking the role of Chief Financial Officer, Mr. Sintros held various financial roles within the Company. Mr. Sintros brings to the Board of Directors his executive leadership experience and his significant knowledge of, and experience with, the Company and its industry.

Raymond C. Zemlin	67	2017

Mr. Zemlin has served as Director of the Company since January 2017 and as Chairman of the Board since October 2017. Mr. Zemlin was a partner in the law firm Goodwin Procter LLP until his retirement in September 2017. Mr. Zemlin joined Goodwin Procter LLP in 1980 and became a partner in 1988. While at Goodwin Procter LLP, he focused primarily on securities law, mergers and acquisitions, corporate finance and governance matters for public companies. Mr. Zemlin brings to the Board of Directors an in-depth knowledge of the Company and the industries in which it operates combined with over 35 years of legal expertise and experience.

Class I Director Nominee for Election at 2023 Annual Meeting – Nominated to Serve for a Term that Expires in 2024	Age	Director Since

Joseph Nowicki	61	2022

Mr. Nowicki has served as Director of the Company since 2022. Mr. Nowicki was the Executive Vice President and Chief Financial Officer of Beacon Roofing Supply, Inc., a Nasdaq-listed distributor of commercial and residential roofing products and related building materials, from 2013 to 2020. He was previously Chief Financial Officer of Spartan Motors, Inc., a Nasdaq-listed specialty vehicle manufacturer, from 2009 to 2013. Mr. Nowicki has served since 2020 on the Board of Directors of LL Flooring Holdings, Inc. (formerly Lumber Liquidators Holdings, Inc.), a New York Stock Exchange-listed company that is one of North America’s leading specialty retailers of hard-surface flooring, where he is Chair of the Audit Committee and a member of the Compliance and Regulatory Affairs Committee. Mr. Nowicki previously served on the Board of Directors of Diversified Restaurant Holdings, Inc., a Nasdaq-listed company and one of the largest franchisees of Buffalo Wild Wings, from 2010 to 2020. He also previously served on the Board of Directors of ASV Holdings, Inc., a Nasdaq-listed company and designer and manufacturer of a broad range of high-quality compact track loader and skid steer loader equipment, from 2017 to 2019. Mr Nowicki brings to the Board of Directors his extensive leadership, business and financial experience.

Class III Director Nominee for Election at 2023 Annual Meeting – Nominated to Serve for a Term that Expires in 2025	Age	Director Since

Sergio A. Pupkin	57	2022

Mr. Pupkin has served as a Director of the Company since October 2022. He has served since 2021 as Senior Vice President and Chief Growth and Strategy Officer at Sealed Air Corporation, a New York Stock Exchange listed leading global provider of packaging solutions integrating high-performance materials, automation, equipment and services. In that role, Mr. Pupkin is responsible for global strategy, mergers and acquisitions, strategic marketing, digital business development, research and development and sustainability. Mr. Pupkin was previously named Vice President and Chief Growth & Strategy Officer and appointed an executive officer of Sealed Air Corporation in 2020. Prior to that, Mr. Pupkin served as Vice President and Chief Strategy Officer of Sealed Air Corporation from 2019 to 2020 and served as Vice President, Corporate Strategy, Mergers and Acquisitions from 2016 to 2019. From 2011 to 2016, Mr. Pupkin held leadership positions in Sealed Air Corporation’s former Diversey Care segment. Mr. Pupkin brings to the Board of Directors extensive leadership experience in strategy, corporate development and international marketing.

Continuing Class I Directors – Term Expires in 2024	Age	Director Since

Kathleen M. Camilli (1)	63	2012

Ms. Camilli has served as Director of the Company since January 2012. She is Founder and Principal of Camilli Economics, LLC, which provides clients, including corporations and investment organizations, with “real world” economic guidance for smart business and financial decisions. Ms. Camilli serves on the Audit Committee and is the Chair of the ESG Committee at the Company. Ms. Camilli has also served on the Board of Directors of AGF Management Limited, a Toronto Stock Exchange listed investment management firm, since June 2015. She is chair of the Nominating and Governance Committee and serves on the Audit and Compensation Committees. Ms. Camilli served on the Board of Directors of MASSBANK Corp., a bank holding company, from 2003 to 2008. Ms. Camilli brings to the Board of Directors her substantial experience as an economist for several of the leading financial institutions in the world.

Michael Iandoli	77	2007

Mr. Iandoli has served as Director of the Company since 2007. He currently consults with various businesses in the areas of staffing and managed service programs. He previously served as Chief Executive Officer of PEAK Technical Staffing USA, a provider of technical staffing, from August 2013 to April 2020. Mr. Iandoli previously served as Director of Strategic Staffing at PEAK Technical Staffing USA from 2007 to August 2013. He served for over 30 years as a senior executive and President of TAC Worldwide Companies, a billion dollar international contract labor firm serving the automotive and high-tech industries. Mr. Iandoli was President of the Executive Committee at the Larz Anderson Auto Museum from 2007 to January 2014. Mr. Iandoli brings to the Board of Directors his extensive executive leadership and operational experience.

Continuing Class III Directors – Term Expires in 2025	Age	Director
		Since

Phillip L. Cohen (1)	91	2000

Mr. Cohen has served as Director of the Company since 2000. Mr. Cohen has more than 39 years of accounting, auditing and financial reporting experience in a broad range of industries. He was a partner with international accounting firm Arthur Andersen & Co. LLP from 1965 until his retirement in 1994 and has been a corporate director of several firms (Nortek, Inc., Bike Athletic Co., S/R Industries, Inc.), financial consultant and private trustee since that date. He is a former Director and Treasurer of the Greater Boston Convention and Visitors Bureau and is a Director of Kazmaier Associates, Inc. Mr. Cohen brings to the Board of Directors his extensive public accounting and financial industry experience.

Cynthia Croatti	67	1995

Ms. Croatti joined the Company in 1980. Ms. Croatti was most recently an Executive Vice President with a primary focus on advancing key initiatives aimed at enhancing the Company’s culture, branding, and long-term strategy. Ms. Croatti retired from the Company in 2022 but remains a special consultant and advisor to the Company's CEO and Senior Leadership Team. During her tenure at the Company, she previously had primary responsibility for overseeing the human resources and purchasing functions. Ms. Croatti has served as a Director since 1995 and previously served as Treasurer. Ms. Croatti brings to the Board of Directors her detailed knowledge of the Company and the Company’s industry and her executive leadership experience.

(1)
The Company has designated Mr. Pupkin, Ms. Camilli and Mr. Cohen as the Directors to be elected by the holders of Common Stock voting separately as a single class.

Meetings of the Board of Directors and Its Committees

Board of Directors. The Company’s Board of Directors is divided into three classes, and the members of each class serve for staggered three-year terms. The Board is currently composed of three Class I Directors (Ms. Camilli and Messrs. Iandoli and Nowicki), three Class II Directors (Messrs. Postek, Sintros and Zemlin) and three Class III Directors (Messrs. Cohen and Pupkin and Ms. Croatti). The Class II Directors are up for election at the Annual Meeting. In addition, in light of their recent appointments to the Board of Directors, Messrs. Nowicki and Pupkin are up for election at the Annual Meeting as Class I Director and Class III Director, respectively. The terms of the continuing Class I Directors and III Directors will expire upon the election and qualification of Directors at the Annual Meeting of Shareholders in 2024 and 2025, respectively. At each Annual Meeting of Shareholders, Directors generally will be elected for a full term of three years to succeed those Directors whose terms are expiring. The Board of Directors held 16 meetings during the Company’s 2022 fiscal year.

Audit Committee. During the 2022 fiscal year, the Audit Committee consisted of Messrs. Cohen (Chair), Nowicki and Postek and Ms. Camilli. Mr. Nowicki was appointed to the Audit Committee in April 2022 upon his appointment to the Board of Directors. The Audit Committee held six meetings during fiscal 2022. The Audit Committee is responsible for assisting the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements and reporting process, (2) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, and (4) the Company’s compliance with legal and regulatory requirements. The Board of Directors and the Audit Committee have adopted a written Audit Committee Charter, which is reviewed annually and revised from time to time. A current copy of the Audit Committee Charter, as amended and restated, is available on the Company’s website at www.unifirst.com. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”) and has determined that Messrs. Cohen, Nowicki and Postek are “audit committee financial experts” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors and the Audit Committee have adopted a Statement of Corporate Policy and Code of Business Conduct, a current copy of which is available on the Company’s website at www.unifirst.com. The Company’s Audit Committee Complaint Procedure is also available on the Company’s website at www.unifirst.com.

Compensation Committee. During the 2022 fiscal year, the Compensation Committee consisted of Messrs. Iandoli (Chair), Cohen, Postek and Zemlin and Ms. Camilli until April 2022. From April 2022 through the end of the 2022 fiscal year, the composition of the Compensation Committee was changed to consist of Messrs. Iandoli (Chair), Nowicki and Zemlin. The Compensation Committee met on seven occasions during fiscal 2022. The Compensation Committee is responsible for reviewing and approving the Company’s executive compensation program, recommending awards under the Company’s equity compensation plans and establishing the compensation for the Company’s Chief Executive Officer. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” under the rules of the New York Stock Exchange. The Board of Directors and the Compensation Committee have adopted a written Compensation Committee Charter, which is reviewed annually and revised from time to time. A current copy of the Compensation Committee Charter is available on the Company’s website at www.unifirst.com.

Nominating and Corporate Governance Committee. During the 2022 fiscal year, the Nominating and Corporate Governance Committee consisted of Messrs. Zemlin (Chair), Cohen and Iandoli. The Nominating and Corporate Governance Committee met on 14 occasions in fiscal 2022. The Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends such nominees to the full Board of Directors. The Board of Directors and the Nominating and Corporate Governance Committee have adopted a written Nominating and Corporate Governance Committee Charter, which is reviewed annually and revised from time to time. A current copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.unifirst.com. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” under the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee’s policy is to review and consider all Director candidates recommended by any of the Company’s

Directors or shareholders. Such review and consideration is to proceed in accordance with the Company’s By-laws, Corporate Governance Guidelines and Policy Regarding New Director Nominations. See “Other Matters — Shareholder Proposals” for a summary of certain of these requirements. While neither the Board of Directors nor the Nominating and Corporate Governance Committee has a specific policy with respect to diversity, the Policy Regarding New Director Nominations provides that the Nominating and Corporate Governance Committee believes that director candidates should have a background that is complementary to that of the existing Board members so as to provide management and the Board of Directors with a diversity and freshness of views. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The current Corporate Governance Guidelines are available on the Company’s website at www.unifirst.com. In addition, the Nominating and Corporate Governance Committee maintains a Policy Regarding New Director Nominations, a current copy of which is available on the Company’s website at www.unifirst.com. Since this policy was adopted, there have been no material changes to the procedures by which shareholders may recommend nominees to the Board of Directors.

Environmental, Social and Governance (ESG) Committee. During the 2022 fiscal year, the Board of Directors established the ESG Committee. The ESG Committee consisted in fiscal 2022 of Ms. Camilli (Chair), Ms. Croatti and Messrs. Iandoli and Postek. The ESG Committee met on two occasions during fiscal 2022. The ESG Committee is responsible for providing oversight and advice to the Company with respect to environmental, social and governance matters. A current copy of the ESG Committee Charter is available on the Company’s website at www.unifirst.com.

Special Committee. During the 2022 fiscal year, the Board of Directors appointed a Special Committee that consisted of Messrs. Cohen, Iandoli, Nowicki, Postek and Zemlin and Ms. Camilli. The Special Committee met on four occasions in fiscal 2022. The Special Committee considered and approved the repurchase of 35,714 shares of Class B Common Stock in a privately negotiated transaction in July 2022. The Board of Directors has determined that each of the members of the Special Committee is “independent” under the rules of the New York Stock Exchange.

Each Director participated in at least 75% of all of the meetings of the Board of Directors and of the committees of which the Director was a member held during the last fiscal year. Our Annual Meeting of Shareholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the Directors participated in the 2022 Annual Meeting of Shareholders.

Please note that information contained in our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Independence of Board Members

The Board of Directors has determined that each of Messrs. Cohen, Iandoli, Nowicki, Postek, Pupkin and Zemlin and Ms. Camilli is an “independent director” in accordance with the corporate governance rules of the New York Stock Exchange as a result of having no material relationship with the Company other than (1) serving as a Director and a Board Committee member, (2) receiving related fees as disclosed in this Proxy Statement and (3) having beneficial ownership of the Company’s securities as disclosed in the section of this Proxy Statement entitled — “Security Ownership of Management, Directors, Director Nominees and Principal Shareholders.”

Board Leadership Structure

Mr. Sintros serves as our President and Chief Executive Officer and as Director, and Mr. Zemlin, an independent Director, serves as Chairman of the Board. The Board of Directors believes that having independent Board leadership ensures strong independent oversight. Mr. Zemlin presides at all meetings of the Board of Directors and chairs the executive sessions of independent Directors, who regularly meet in executive sessions at which only independent Directors are present. Mr. Zemlin also provides input to Mr. Sintros and makes suggestions regarding meeting agendas. Mr. Zemlin, from time to time, provides feedback to the President and Chief Executive Officer on executive sessions and facilitates discussion among the independent Directors outside of meetings of the Board of Directors.

Risk Oversight

The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives periodic reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and reputational risks. The

Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

Risk Considerations in the Company’s Compensation Programs

In connection with the Compensation Committee’s compensation reviews, the Compensation Committee assesses whether the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Based on its review, the Compensation Committee believes that the mix and design of the Company’s compensation plans and policies do not encourage employees to assume excessive risk and therefore are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered a number of matters, including the following elements of the Company’s executive compensation plans and policies: (1) the Company sets performance goals that the Company believes are reasonable in light of past performance and market conditions; (2) the long-term vesting for the Company’s equity incentive awards helps to align the interests of management with those of the Company’s shareholders in respect of the Company’s long-term performance; (3) a range of levels of performance under the Company’s cash incentive bonus plans and its CEO incentive equity awards results in corresponding levels of compensation under those plans, rather than an “all-or-nothing” approach; and (4) achievement of the targets under the Company’s bonus plans is based on the satisfaction of corporate performance metrics such as revenues and earnings per share, which serves to minimize the impact of excessive risk-taking by any individual member of management.

Evaluation Program of the Board of Directors and its Committees

In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors and each committee thereof evaluate a number of competencies, including, but not limited to, its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

Meetings of Independent Directors

The independent Directors of the Company meet in executive sessions outside the presence of management. The presiding Director for these meetings is Mr. Zemlin. Any interested party or shareholder who wishes to make their concerns known to the independent Directors may avail themselves of the same procedures provided below under the heading “Communication with the Board of Directors”. The Company’s Audit Committee Complaint Procedure is available on the Company’s website at www.unifirst.com.

Communication with the Board of Directors

Any interested party or shareholder who wishes to communicate with any of the Company’s Directors or the Board of Directors as a group, may do so by writing to the Board of Directors, or such individual Director(s), c/o Chief Financial Officer, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887. The Company recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Financial Officer will be forwarded promptly to the appropriate addressee(s).

Director Stock Ownership Policy

The Board of Directors has a stock ownership policy. Under the policy, Directors are expected to own shares of the Company’s stock having a value at least equal to four times the annual retainer fees for Directors. The policy provides a four-year phase-in period. The Board of Directors believes that this policy helps to align the interests of the Directors with those of the Company’s shareholders.

Policy Against Pledging and Hedging Company Shares

The Board of Directors has a policy that generally prohibits a non-employee Director from pledging Company shares without the express prior approval of the Compensation Committee. Similarly, the policy also prohibits a non-employee Director from holding Company shares in a margin account or making such shares held in a brokerage account available as collateral for a margin feature. Based on information furnished to the Company by each non-employee Director, no Company shares owned by any non-employee Director are held in a margin account, serve as collateral for any loan or are subject to any pledge obligation.

The Company’s insider trading policy prohibits Directors and officers from engaging in transactions of a speculative nature involving the Company’s securities. The policy prohibits short sales and other hedging transactions and also generally prohibits transactions involving derivative securities, such as options, calls or puts whose value is derived from the value of the Company’s equity securities. The policy also prohibits all of the Company’s Directors and officers from pledging Company securities without the consent of the Compensation Committee. In addition, the policy prohibits all of the Company’s Directors and officers from margining Company securities.

Security Ownership of Management, Directors, Director Nominees and Principal Shareholders

The following table sets forth as of November 14, 2022 certain information concerning shares of Common Stock and Class B Common Stock beneficially owned by (i) each Director and Nominee, (ii) each of the named executive officers of the Company identified below under the heading “Summary Compensation Table” and (iii) all executive officers, Directors and Nominees as a group, in each case based solely on information furnished by such individuals. Except as otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table reflects shares outstanding of the Company’s Common Stock and Class B Common Stock on November 14, 2022, restricted stock units which are vested as of, or will vest within 60 days after, November 14, 2022 and stock appreciation rights which are vested as of, or will vest within 60 days after, November 14, 2022 and are exercisable based on the closing price of the Company’s Common Stock on November 14, 2022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
Steven S. Sintros(2)(3)	23,661	*	*
Shane F. O’Connor(2)(4)	3,158	*	*
David M. Katz(2)(4)	3,460	*	*
David A. DiFillippo(2)(4)	22,202	*	*
William M. Ross(2)(4)	4,714	*	*
Michael A. Croatti(2)(5)	59,130	*	1.0%
Kathleen M. Camilli(2)(6)	4,953	*	*
Phillip L. Cohen(2)(6)	16,931	*	*
Cynthia Croatti(7)	2,035	*	*
Michael Iandoli(2)(6)	6,740	*	*
Thomas S. Postek(2)(6)	38,884	*	*
Raymond C. Zemlin(2)(6)	6,386	*	*
Joseph Nowicki(2)(6)	979	*	*
Sergio A. Pupkin	—	*	*
All Directors, Nominees and executive officers as a group(2)(8) (14 persons)	193,233	1.0%	1.2%

* Less than 1%.

(1)
The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 14, 2022, a total of 18,684,324 shares of common stock were outstanding, of which 15,094,029 were shares of Common Stock entitled to one vote per share and 3,590,295 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.
(2)
Includes 8,644 fully vested stock appreciation rights owned by Mr. Sintros, 2,579 fully vested stock appreciation rights owned by Mr. O'Connor, 2,903 fully vested stock appreciation rights owned by Mr. Katz, 10,903 fully vested stock appreciation rights owned by Mr. DiFillippo, 2,903 fully vested stock appreciation rights owned by Mr. Ross, 6,903 fully vested stock appreciation rights owned by Mr. Croatti, 2,000 fully vested stock appreciation rights owned by Ms. Camilli, 2,000 fully vested stock appreciation rights owned by Mr. Cohen, 2,000 fully vested stock appreciation rights owned by Mr. Iandoli, 5,323 fully vested stock appreciation rights owned by Mr. Postek, 3,988 fully vested stock appreciation rights owned by Mr. Zemlin and 750 fully vested stock appreciation rights owned by Mr. Nowicki. These fully vested stock appreciation rights exclude those that are out of the money (OTM) on November 14, 2022 as they would not be exercisable.

(3)
Mr. Sintros owns 10,375 shares of Common Stock, the fully vested stock appreciation rights listed in footnote 2, 1,508 stock appreciation rights which will vest on November 27, 2022, 1,030 stock appreciation rights which will vest on December 14, 2022, 644 time-based restricted stock units which will vest on November 19, 2022, 855 time-based restricted stock units which will vest on November 27, 2022 and 605 time-based restricted stock units which will vest on December 14, 2022. The stock appreciation rights exclude those that are OTM on November 14, 2022 as they would not be exercisable.
(4)
Mr. O'Connor owns 579 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Katz owns 557 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. DiFillippo owns 11,299 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Ross owns 1,746 shares of Common Stock directly, 65 shares of Common Stock in an Individual Retirement Account (IRA) and the fully vested stock appreciation rights listed in footnote 2.
(5)
Mr. Croatti owns 2,455 shares of Common Stock directly, 810 shares of Common Stock in his 401(k), 48,692 shares of Class B Common Stock and the fully vested stock appreciation rights listed in footnote 2. The information presented does not include any shares owned by Mr. Croatti’s children, as to which shares Mr. Croatti disclaims any beneficial interest. In addition, the information presented for Mr. Croatti does not include any shares beneficially owned by certain other trusts for which Mr. Croatti is a trustee, in the aggregate, beneficially own 35,329 shares of Class B Common Stock.
(6)
Mr. Postek owns 33,561 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Cohen owns 14,931 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Iandoli owns 4,740 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Ms. Camilli owns 2,953 shares of Common Stock and the fully vested stock appreciation rights listed in footnote 2. Mr. Zemlin owns 2,398 shares of Common Stock with respect to which he has shared voting and investment power with his spouse and the fully vested stock appreciation rights listed in footnote 2. Mr. Nowicki owns 229 shares of

Common Stock and the fully vested stock appreciation rights listed in footnote 2.
(7)
Ms. Croatti owns the fully vested stock appreciation rights listed in footnote 2. The information presented does not include any shares owned by Ms. Croatti’s children, as to which shares Ms. Croatti disclaims any beneficial interest. Ms. Croatti is a shareholder and director of the general partners of each of The Queue Limited Partnership and The Red Cat Limited Partnership, which respectively own 670,822 and 1,015,717 shares of Class B Common Stock. The general partners of The Queue Limited Partnership and The Red Cat Limited Partnership own 199 and 3 shares of Class B Common Stock, respectively. Ms. Croatti is trustee and a beneficiary of The Marie Croatti QTIP Trust, which owns 4,374 shares of Class B Common Stock. The information presented for Ms. Croatti does not include any shares owned by The Queue Limited Partnership, The Red Cat Limited Partnership, their respective general partners or The Marie Croatti QTIP Trust. In addition, the information presented for Ms. Croatti does not include any shares beneficially owned by certain other trusts for which Ms. Croatti is a trustee and certain entities for which Ms. Croatti serves as manager and which, in the aggregate, beneficially own 68,534 shares of Common Stock and 162,361 shares of Class B Common Stock.
(8)
Includes the Directors, Nominees and named executive officers set forth in the table above.

To the knowledge of the Company, the following are the only beneficial owners of more than 5% of the outstanding shares of Common Stock or Class B Common Stock of the Company as of November 14, 2022. All information presented is based solely on information provided by each beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
BlackRock, Inc.(2)	2,379,156	12.7%	4.7%
The Vanguard Group, Inc.(3)	1,622,689	8.7	3.2
The Ronald D. Croatti Trust—1993(4)	1,035,734	5.5	20.3
The Red Cat Limited Partnership(5)	1,015,720	5.4	19.9
The London Company(6)	937,079	5.0	1.8
Kayne Anderson Rudnick Investment Management LLC(7)	781,153	4.2	1.5
The Queue Limited Partnership(8)	670,822	3.6	13.2
Cecelia Levenstein(9)	505,767	2.7	8.8

(1)
The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 14, 2022, a total of 18,684,324 shares of common stock were outstanding, of which 15,094,029 were shares of Common Stock entitled to one vote per share and 3,590,295 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.
(2)
BlackRock Inc. beneficially owns 2,379,156 shares of Common Stock representing 15.8% of such class. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055. The Company has relied solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock Inc. on February 7, 2022.
(3)
The Vanguard Group, Inc. beneficially owns 1,622,689 shares of Common Stock representing 10.8% of such class. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The Company has relied solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group, Inc. on February 10, 2022.
(4)
The Ronald D. Croatti Trust—1993 owns 1,035,734 shares of Class B Common Stock representing 28.8% of such class. Carol Croatti and Matthew Croatti are the trustees of The Ronald D. Croatti Trust—1993. The address of The Ronald D. Croatti Trust—1993 is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.
(5)
The Red Cat Limited Partnership owns 1,015,717 shares of Class B Common Stock representing 28.3% of such class. The general partner of The Red Cat Limited Partnership is Red Cat Management Associates, Inc., which has sole voting and dispositive power over the shares owned by The Red Cat Limited Partnership. The Ronald D. Croatti Trust—1993 and Cynthia Croatti are the sole shareholders and Carol Croatti and Cynthia Croatti are the directors of Red Cat Management Associates, Inc. In addition, Red Cat Management Associates, Inc. owns 3 shares of Class B Common Stock directly, which are included in the table above. The address of The Red Cat Limited Partnership is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.
(6)
The London Company beneficially owns 937,079 shares of Common Stock representing 6.2% of such class. The address of The London Company is 1800 Bayberry Court, Suite 301, Richmond, Virginia 23226. The Company has relied solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission by The London Company on February 14, 2022.
(7)
Kayne Anderson Rudnick Investment Management LLC beneficially owns 781,153 shares of Common Stock representing 5.2% of such class. The address of Kayne Anderson Rudnick Investment Management LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067. The Company has relied solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission by Kayne Anderson Rudnick Investment Management LLC on February 11, 2022.
(8)
The Queue Limited Partnership owns 670,822 shares of Class B Common Stock representing 18.7% of such class. The general partner of The Queue Limited Partnership is Queue Management Associates, Inc., which has sole voting and dispositive power over the shares owned by The Queue Limited Partnership. The Ronald D. Croatti Trust—1993, Cynthia Croatti and Cecelia Levenstein are the sole shareholders and Carol Croatti, Cynthia Croatti and Cecilia Levenstein are the directors of Queue Management Associates, Inc. In addition, Queue Management Associates, Inc. owns 199 shares of Class B Common Stock directly, which are included in the table above. All decisions by the directors of Queue Management Associates, Inc. must be made unanimously. The address of The Queue Limited Partnership is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.
(9)
Ms. Levenstein owns 444,349 shares of Class B Common Stock representing 12.4% of such class, and 61,418 shares of Common Stock. Ms. Levenstein is a shareholder and director of the general partner of The Queue Limited Partnership, which owns 670,822 shares of Class B Common Stock. The general partner of The Queue Limited Partnership owns 199 shares of Class B Common Stock directly. The information presented for Ms. Levenstein does not include any shares owned by The Queue Limited Partnership or Queue Management Associates, Inc. In addition, the information presented for Ms. Levenstein does not include any shares beneficially owned by certain other trusts for which Ms. Levenstein is a trustee and, which, in the aggregate, beneficially own 106,080 shares of Class B Common Stock. The address of Ms. Levenstein is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, in collaboration with management, develops and implements our compensation policies. The Compensation Committee also reviews and establishes the compensation paid to our executive officers. We believe we provide an appropriate and competitive total compensation package to our executive officers through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. We place significant emphasis on pay for performance-based incentive compensation, which is designed to reward our executive officers based on the achievement of predetermined corporate goals.

This Compensation Discussion and Analysis describes our compensation objectives, policies and practices with respect to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and our other four most highly-compensated executive officers as determined in accordance with applicable Securities and Exchange Commission rules (collectively, our “named executive officers”). For fiscal 2022, we determined to include a sixth named executive officer (i.e., a fourth other most highly-compensated executive officer) because each of William M. Ross and Michael A. Croatti has the same title and received the same level of salary, annual cash incentive bonus and annual long-term equity incentive awards in fiscal 2022.

Accordingly, our named executive officers in fiscal 2022 were Steven S. Sintros, our President and Chief Executive Officer, Shane F. O’Connor, our Executive Vice President and Chief Financial Officer, David M. Katz, our Executive Vice President, Sales and Marketing, David A. DiFillippo, our Executive Vice President, Operations, Mr. Ross, our Executive Vice President, Operations and Mr. Croatti, our Executive Vice President, Operations.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•
attract and retain talented and experienced executives in the highly competitive uniform rental and sales industry;
•
motivate and reward executives whose knowledge, skills and performance are critical to our success and the furtherance of our long-term strategic plan;
•
align the interests of our executives and shareholders by motivating executives to increase shareholder value and by rewarding executives when shareholder value increases;
•
provide a competitive compensation package which is weighted heavily towards pay for performance, and in which a significant portion of total compensation is determined by corporate and individual performance and the creation of shareholder value;
•
ensure fairness among our executive officers by recognizing the contributions each executive makes to our success; and
•
foster a shared commitment among executives by coordinating their corporate and individual goals.

Our Executive Compensation Programs and Plans

We designed our executive compensation programs and plans to achieve the objectives described above. Our executive compensation primarily consists of base salary, annual cash incentive bonuses under an executive bonus plan and CEO Cash Incentive Bonus Plan, or CEO Bonus Plan, that are tied to the achievement of predetermined corporate performance goals, long-term equity incentive compensation and broad-based benefits programs.

Within the context of the overall objectives of our compensation programs, we typically determine the specific amounts of compensation to be paid to each of our named executive officers based on a number of factors:

•
the performance of our named executive officers in prior years;
•
the roles and responsibilities of our named executive officers;

•
the individual experience and skills of our named executive officers;
•
for each named executive officer, other than our Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer; and
•
the amounts of compensation being paid to our other named executive officers.

In addition, we rely on our understanding of the amount of compensation paid by our principal competitors and similarly situated companies to their executives with comparable roles and responsibilities as a market check for the compensation decisions we make.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of how each element fits into the overall compensation of our named executive officers. We also discuss below the amounts of compensation paid to our named executive officers for fiscal 2022 under each of these elements. In the descriptions below, we highlight particular compensation objectives that we have used to design specific elements of our executive compensation program to address. However, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program serves each of our objectives to a greater or lesser extent.

With respect to our CEO compensation program, we initially designed the structure in fiscal 2017 with benchmarking data and input from Pearl Meyer & Partners, LLC (now known as Meridian Compensation Partners), a third party compensation consulting firm. At that time, we considered and confirmed Pearl Meyer’s independence.

Base Salary - Named Executive Officers

We pay our named executive officers a base salary, which we review and determine annually. We believe that a competitive base level of compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executive officers who will facilitate the accomplishment of our long-term strategic plan and increase shareholder value. We also believe that attractive base salaries can motivate and reward executive officers for their overall performance. The base salaries paid to our named executive officers reflect the general performance of our named executive officers during prior years, their roles and responsibilities, and their experience, skills and contributions.

The base salaries set forth in the “Summary Compensation Table” below reflect the base salaries earned by our named executive officers in fiscal 2022. We determined the base salaries of our named executive officers on a fiscal year basis.

For fiscal 2022, we increased the annual base salary for Mr. Sintros from $675,000 to $850,000 as a result of his performance and in light of the reduced salary that he was paid in fiscal 2021 at his recommendation during the COVID-19 pandemic.

In addition, for fiscal 2022, we increased the annual base salaries of our other named executive officers as a result of their performance and in light of our decision not to increase their salaries in fiscal 2021 during the COVID-19 pandemic. Mr. O’Connor’s annual base salary was increased from $367,562 to $400,000, Mr. Katz’s annual base salary was increased from $429,049 to $444,000, Mr. DiFillippo’s annual base salary was increased from $394,244 to $410,000, Mr. Ross’ annual base salary was increased from $353,188 to $375,000 and Mr. Croatti’s annual base salary was increased from $357,988 to $375,000.

Annual Cash Incentive Bonuses - Named Executive Officers

Consistent with our emphasis on performance incentive compensation programs, our named executive officers are eligible to receive annual cash incentive bonuses primarily based on their performance as measured against predetermined corporate financial goals that we establish. The primary objective of our annual cash incentive bonuses is to motivate our named executive officers and to reward them for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals. Our annual cash incentive bonuses also align the interests of our named executive officers and our shareholders by providing our executives with incentives to increase shareholder value and a reward for doing so.

Our named executive officers other than Mr. Sintros participate in our executive bonus plan, and Mr. Sintros participates in our CEO Bonus Plan. Our executive bonus plan and our CEO Bonus Plan are described below. The performance metrics for fiscal 2022 under the CEO Bonus Plan were the same as the performance metrics under our executive bonus plan and are based on revenues and earnings per share. We designed the structure of the plans in fiscal 2022 to align the performance bonus criteria for all of our named executive officers.

Executive Bonus Plan

Under our executive bonus plan, our named executive officers have the potential to earn annual cash incentive bonuses at a level that represents a meaningful portion of our named executive officers’ cash compensation. For fiscal 2022, our executive bonus plan provided for potential annual cash incentive bonuses of up to 50% of the named executive officer’s salary earned for the fiscal year. Potential bonus payments under our executive bonus plan are linked to objective criteria set forth in the plan. Our named executive officers can earn annual cash incentive bonuses based on predetermined criteria tied to corporate revenues and earnings per share.

At the beginning of fiscal 2022, we set five potential achievement levels with respect to corporate revenues consisting of a threshold achievement level, 25% achievement level, target achievement level, 75% achievement level and maximum achievement level. If actual corporate revenues met a specified achievement level, each executive would earn a corresponding specified percentage of the executive’s salary earned during fiscal 2022. Such specified percentages of an executive’s base salary for fiscal 2022 were 12.5% at the threshold achievement level, 15.6% at the 25% achievement level, 18.8% at the target achievement level, 21.9% at the 75% achievement level and 25.0% at the maximum achievement level. The executive bonus plan for fiscal 2022 included potential adjustments to actual revenues to take into account the impact of any deterioration of the Canadian dollar to U.S. dollar exchange rate from 0.80 U.S. dollars to 1.0 Canadian dollar and potential adjustments relating to significant transactions that are not customary nor likely to recur.

At the beginning of fiscal 2022, we also set five potential achievement levels with respect to diluted earnings per share (“EPS”) consisting of a threshold achievement level, 25% achievement level, target achievement level, 75% achievement level and maximum achievement level. If actual EPS met a specified achievement level, each executive would earn a corresponding specified percentage of the executive’s salary earned during fiscal 2022. Such specified percentages of an executive’s base salary for fiscal 2022 were 12.5% at the threshold achievement level, 15.6% at the 25% achievement level, 18.8% at the target achievement level, 21.9% at the 75% achievement level and 25.0% at the maximum achievement level. The executive bonus plan for fiscal 2022 included potential adjustments to actual EPS to take into account Company costs and expenses in excess of $1.0 million associated with claims, litigation, regulatory or environmental matters, asset impairment, the gross margin related to significant transactions that are not customary nor likely to recur, any foreign exchange gain or loss recognized in the fiscal year, changes in generally accepted accounting principles impacting operating income in excess of forecast, income tax expenses at the forecasted rate, losses, costs or expenses arising from natural catastrophes or similar events and the net effect of changes in our weighted average shares outstanding.

In establishing our bonus opportunities under the executive bonus plan, we consider the incentives that we want to provide to our executives. For fiscal 2022, we established the following corporate financial goals under our executive bonus plan. With respect to revenues, the achievement levels were set at a threshold level of $1.900 billion, a 25% level of $1.917.5 billion, a target level of $1.935 billion, a 75% level of $1.952.5 billion and a maximum level of $1.970 billion. Our actual revenues for fiscal 2022 were $2.001 billion. As a result, based on the percentage achievement level, the named executive officers earned a bonus of 25.0% of the executive’s base salary on account of the revenues achievement level for fiscal 2022. However, in light of the significant outperformance of the Company’s revenues relative to the maximum achievement level under the plan, it was determined instead to pay each named executive officer a bonus of 28.1% of the executive’s base salary under the executive bonus plan on account of revenues. Such determination was based on adjusting the payout for the achievement level for the maximum bonus with respect to fiscal 2022 revenues to 150% of the amount that each executive could have earned at the target achievement level.

With respect to EPS, the achievement levels were set at the beginning of fiscal 2022 at a threshold level of $6.83, a 25% level of $7.18, a target level of $7.53, a 75% level of $7.90 and a maximum level of $8.26. Our actual EPS for fiscal 2022 was $5.46 and our adjusted EPS under the executive bonus plan was $6.74. As a result, the named executive officers did not earn a bonus based on EPS achievement for fiscal 2022.

As a result of the achievement levels under our executive bonus plan discussed above, our named executive officers received the following annual cash incentive bonuses for fiscal 2022:

Name	Bonus	% of Base Salary
Shane F. O'Connor	$112,501	28.1%
David M. Katz	$124,875	28.1%
David A. DiFillippo	$115,313	28.1%
William M. Ross	$105,469	28.1%
Michael A. Croatti	$105,469	28.1%

The 25.0% portion of each such bonus earned under the executive bonus plan is reflected in the “Non-Equity Incentive Plan Compensation” column and the 3.1% discretionary portion of each such bonus earned under the executive bonus plan is reflected in the “Bonus” column of the “Summary Compensation Table” below.

CEO Bonus Plan

Mr. Sintros is entitled to participate in our CEO Bonus Plan. Under the CEO Bonus Plan for fiscal 2022 and similar to the executive bonus plan described above, Mr. Sintros could earn a bonus for fiscal 2022 based on the achievement of Company-wide performance objectives with respect to corporate revenues and EPS. We set five potential achievement levels with respect to each of corporate revenues and EPS, which were the same as those in our executive bonus plan for fiscal 2022.

If actual corporate revenues met a specified achievement level, Mr. Sintros would earn a corresponding specified percentage of his salary earned during fiscal 2022. Such specified percentages of Mr. Sintros’ base salary for fiscal 2022 were 25.0% at the threshold achievement level, 31.3% at the 25% achievement level, 37.5% at the target achievement level, 43.8% at the 75% achievement level and 50.0% at the maximum achievement level. The CEO Bonus Plan for fiscal 2022 included potential adjustments to actual revenues to take into account the impact of any deterioration of the Canadian dollar to U.S. dollar exchange rate from 0.80 U.S. dollars to 1.0 Canadian dollar and potential adjustments relating to significant transactions that are not customary nor likely to recur.

If actual EPS met a specified achievement level, Mr. Sintros would also earn a corresponding specified percentage of his salary earned during fiscal 2022. Such specified percentages of Mr. Sintros’ base salary for fiscal 2022 were 25.0% at the threshold achievement level, 31.3% at the 75% achievement level, 37.5% at the target achievement level, 43.8% at the 75% achievement level and 50.0% at the maximum achievement level. The CEO Bonus Plan for fiscal 2022 included potential adjustments to actual EPS to take into account Company costs and expenses in excess of $1.0 million associated with claims, litigation, regulatory or environmental matters, asset impairment, the gross margin related to significant transactions that are not customary nor likely to recur, any foreign exchange gain or loss recognized in the fiscal year, changes in generally accepted accounting principles impacting operating income in excess of forecast, income tax expenses at the forecasted rate, losses, costs or expenses arising from natural catastrophes or similar events and the net effect of changes in our weighted average shares outstanding.

As a result of our actual revenues and adjusted EPS in fiscal 2022 as described above under “—Executive Bonus Plan” above, Mr. Sintros earned a bonus under the CEO Bonus Plan for fiscal 2022 of 50.0% of his base salary on account of revenues and no bonus on account of adjusted EPS. However, in light of the significant outperformance of the Company’s revenues relative to the maximum achievement level under the plan, it was determined instead to pay Mr. Sintros a bonus of 56.3% of the executive’s base salary based on revenues achievement under the CEO Bonus Plan. Such determination was based on adjusting the payout for the achievement level for the maximum bonus with respect to fiscal 2022 revenues to 150% of the amount that Mr. Sintros could have earned at the target achievement level. The amount of Mr. Sintros’ bonus for fiscal 2022 under the CEO Bonus Plan was determined to be $478,550. The 50.0% portion of such bonus earned under the CEO Bonus Plan is reflected in the “Non-Equity Incentive Plan Compensation” column and the 6.3% discretionary portion of such bonus earned under the CEO Bonus Plan is included in the “Bonus” column of the “Summary Compensation Table” below.

CEO MBO Bonus

For fiscal 2022, we determined that Mr. Sintros would be eligible to receive a cash bonus of up to $200,000 (approximately 23.5% of his base salary) based on the achievement of two MBOs. One of the MBOs for Mr. Sintros in fiscal 2022 was tied to the number of plants at which our CRM system was rolled out. The other MBO related to certain strategic planning matters. The Committee set the achievement potential for the CRM system-related MBO at $50,000 and the strategic planning matters-related MBO at $150,000. We determined that Mr. Sintros achieved the maximum potential bonus under the CRM-related MBO in fiscal 2022 and a bonus of $50,000 with respect to the strategic planning matters MBO and approved an aggregate cash bonus of $100,000 be paid to Mr. Sintros on account of such MBOs. Such bonus with respect to Mr. Sintros’ MBOs is included in the “Bonus” column of the “Summary Compensation Table” below.

Long-Term Equity Incentive Compensation—Named Executive Officers

We grant long-term equity incentive awards to our named executive officers as part of our total compensation package. We use long-term equity incentive awards as part of our emphasis on performance-based incentive compensation. Our long-term equity incentive awards align the interests of our named executive officers and our shareholders by providing our executives with incentives to increase shareholder value and a reward for doing so. We generally grant long-term incentive awards once each year to each of our named executive officers.

We awarded time-based stock-settled stock appreciation rights (“SAR”) and restricted stock units to our named executive officers in fiscal 2022. With respect to SARs, the recipient receives the value (in shares) of the appreciation in the market price of our Common Stock from the grant date to the exercise date. The SARs and restricted stock units vest in five equal annual installments of 20%. We sometimes refer to our SARs herein as “Share-Based Awards.”

In fiscal 2022, we granted the following SARs to the following named executive officers:

Name	Number of Securities Underlying SARs	Exercise or Base Price of SAR Awards ($/Sh)
Steven S. Sintros	6,407	$201.07
Shane F. O’Connor	2,060	$201.07
David M. Katz	1,831	$201.07
David A. DiFillippo	1,373	$201.07
William M. Ross	1,373	$201.07
Michael A. Croatti	1,373	$201.07

In fiscal 2022, we granted the following time-based restricted stock units to the following named executive officers:

Name	Number of Time-Based Restricted Stock Units
Steven S. Sintros	3,731
Shane F. O’Connor	1,679
David M. Katz	1,493
David A. DiFillippo	1,120
William M. Ross	1,120
Michael A. Croatti	1,120

In addition, during 2022, we adjusted the vesting schedule of outstanding, previously-granted time-based equity awards held by the named executive officers other than Mr. Sintros to provide for vesting in five equal annual installments of 20%. Such awards initially provided either for vesting of 80% on the fourth anniversary of the grant date and 20% on the fifth anniversary of the grant date or vesting of 60% on the third anniversary of the grant date and 20% on each of the fourth and fifth anniversaries of the grant date. The vesting schedules were modified to align with market practice and for retention purposes. Mr. Sintros’ previously-granted time-based equity awards already provided for a vesting schedule of five equal annual installments and, therefore, such vesting schedule was not adjusted.

In fiscal 2022, we also granted 3,732 performance-based restricted stock units to Mr. Sintros. The number of performance-based restricted stock units to be earned depended on whether and the extent to which the Company achieved certain revenues and adjusted EPS during fiscal 2022. The performance criteria and achievement levels under the performance-based restricted stock unit award were the same as the revenues and adjusted EPS criteria and achievement levels established at the beginning of fiscal 2022 under the CEO Bonus Plan, which are described above under “CEO Bonus Plan.” The threshold, 25%, target, 75% and maximum numbers of performance-based restricted stock units eligible to be earned with respect to each of revenues and EPS were 622, 933, 1,244, 1,555 and 1,866, respectively. Performance-based restricted stock units that are determined to be earned upon achievement of the performance criteria are fully vested.

Subsequent to fiscal 2022, we determined that 1,866 of such performance-based restricted stock units awarded to Mr. Sintros were earned based on our revenue achievement at the maximum level for fiscal 2022 and no such restricted stock units were earned based on EPS as described above under “CEO Bonus Plan” above.

Broad-Based Benefits Programs and Perquisites

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance, life insurance and the UniFirst Corporation Profit Sharing Plan. In addition, certain of our full-time employees, including our named executive officers, may participate in the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan or the UniFirst Corporation Deferred Compensation Plan. In fiscal 2022, our named executive officers also received certain perquisites and personal benefits set forth in the “Summary Compensation Table” below. We provide these benefits to retain and attract talented executives with the skills and experience to further our long-term strategic plan.

Executive Employment Plan

On October 26, 2020, our Board of Directors and the Compensation Committee of our Board of Directors adopted an Executive Employment Plan under which our named executive officers are eligible to participate, subject to certain requirements. The Executive Employment Plan provides for certain cash payments upon a named executive officer’s termination under certain specified circumstances. The Executive Employment Plan is intended, among other things, to ensure the ongoing commitment and continued attention and dedication of our named executive officers to their positions and to the best interest of our shareholders in the event of a change in control. The Executive Employment Plan serves as a retention component of our executive compensation program and is also designed to attract talented executives to our company. In connection with our design of the Executive Employment Plan, we engaged Meridian Compensation Partners, a third party compensation consultant, to advise on the structure of the plan. Prior to engaging Meridian Compensation Partners, we assessed the independence of the firm.

See “Potential Payments Upon Termination or Change in Control” below for additional information regarding our Executive Employment Plan.

Our Executive Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for establishing the compensation paid to our named executive officers. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the New York Stock Exchange. In determining executive compensation, our Compensation Committee annually reviews the performance of our named executive officers with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual cash incentive bonus payments and grants of long-term equity incentive awards for each of our named executive officers. Our Compensation Committee annually reviews the performance of our Chief Executive Officer and establishes the appropriate base salary, annual cash incentive bonus payments and grants of long-term equity incentive awards to be paid to him. In general, with exception of the initial design of our CEO compensation program in fiscal 2017, we do not engage in a formal benchmarking process in setting the compensation for our executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 2022 for filing with the Securities and Exchange Commission.

Compensation Committee

Michael Iandoli (Chair) Joseph Nowicki Raymond C. Zemlin

Summary Compensation Table

The following table sets forth summary information concerning the annual compensation for the years ended August 27, 2022, August 28, 2021 and August 31, 2020, respectively, awarded to, earned by or paid to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and our other four most highly-compensated executive officers (collectively, for purposes of the tables set forth in this Proxy Statement, our “named executive officers”):

Name and Principal Position	Year	Salary (1)	Bonus	Share- Based Awards (2)	Stock Awards (3)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation		Total
Steven S. Sintros	2022	$849,998	$153,550	$350,014	$1,500,585	$424,999	$—	$32,870	(5)	$3,312,016
President and	2021	$675,000	$100,000	$350,039	$1,380,192	$572,941	$169,979	$28,184		$3,276,334
Chief Executive	2020	$750,000	$227,500	$350,015	$700,114	$97,500	$429,696	$32,603		$2,587,428
Officer
Shane F. O’Connor	2022	$400,000	$12,500	$112,538	$337,597	$100,001	$—	$31,155	(6)	$993,791
Executive Vice	2021	$367,562	$—	$65,023	$195,153	$155,993	$113,095	$26,682		$923,508
President and Chief	2020	$362,940	$61,700	$65,008	$195,002	$10,888	$158,872	$30,901		$885,311
Financial Officer
David M. Katz	2022	$444,000	$13,875	$100,028	$300,198	$111,000	$—	$32,870	(7)	$1,001,971
Executive Vice	2021	$429,049	$—	$65,023	$195,153	$182,089	$70,992	$28,184		$970,490
President, Sales and	2020	$423,654	$72,021	$65,008	$195,002	$12,710	$130,026	$32,603		$931,024
Marketing
David A. DiFillippo	2022	$410,000	$12,813	$75,007	$225,198	$102,501	$—	$32,870	(8)	$858,389
Executive Vice	2021	$394,244	$—	$65,023	$195,153	$167,317	$69,992	$28,184		$919,913
President,	2020	$389,287	$66,178	$65,008	$195,002	$11,679	$195,434	$32,822		$955,410
Operations
William M. Ross	2022	$375,000	$11,719	$75,007	$225,198	$93,751	$—	$32,870	(9)	$813,545
Executive Vice
President,
Operations
Michael A. Croatti	2022	$375,000	$11,719	$75,007	$225,198	$93,750	$—	$29,917	(10)	$810,591
Executive Vice
President,
Operations

(1)
Fiscal 2022, fiscal 2021 and fiscal 2020 each consisted of 52 weeks. The salary amounts in the table include the impact of the timing of our bi-weekly pay periods.
(2)
The amounts shown represent the aggregate grant date fair value related to the grant of stock appreciation rights to our named executive officers in fiscal 2022, 2021 and 2020, respectively, calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). Additional information concerning our financial reporting of stock appreciation rights is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 27, 2022, Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 28, 2021 and in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Reports on Form 10-K for the year ended August 29, 2020. See the “Outstanding Equity Awards at Fiscal Year-End – 2022” table below for additional details regarding the stock appreciation rights that were granted to our named executive officers in fiscal 2022, 2021 and 2020.

(3)
The amounts shown represent the aggregate grant date fair value related to the grant of restricted stock units (including 3,732 performance-based restricted stock units granted to Mr. Sintros, which may be earned based on the Company’s achievement of certain performance criteria) to our named executive officers in fiscal 2022, calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). In October 2022, the Compensation Committee determined that 1,866 of the performance-based restricted stock units granted to Mr. Sintros were earned and vested based on the Company’s revenues and adjusted diluted earnings per share in fiscal 2022. Additional information concerning our financial reporting of restricted stock units is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 27, 2022, in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 28, 2021 and in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Reports on Form 10-K for the year ended August 29, 2020. See the “Outstanding Equity Awards at Fiscal Year-End – 2022” table below for additional details regarding the restricted stock units that were granted to our named executive officers in fiscal 2022.
(4)
Amounts reported in this column for fiscal 2022 represent the present value of the accumulated benefit obligation as of August 27, 2022 minus the present value of the accumulated benefit obligation as of August 28, 2021 under the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan, as amended (“SERP”). As of August 27, 2022, such changes in the present value of the accumulated benefit obligation relative to August 28, 2021 were $(294,477) with respect to Mr. Sintros, $(226,731) with respect to Mr. DiFillippo, $(233,998) with respect to Mr. Ross, $(113,151) with respect to Mr. Katz, $(191,869) with respect to Mr. O'Connor and $(334,145) with respect to Mr. Croatti. However, SEC disclosure regulations state that negative changes should not be reflected in the Summary Compensation Table. Accordingly, such changes with respect to Messrs. Sintros, DiFillippo, Ross, Katz, O'Connor and Croatti are reflected in the table as “$0” with respect to fiscal 2022. Amounts reported in this column for fiscal 2021 represent the present value of the accumulated benefit obligation as of August 28, 2021 minus the present value of the accumulated benefit obligation as of August 29, 2020 under our SERP. Amounts reported in this column for fiscal 2020 represent the present value of the accumulated benefit obligation as of August 29, 2020 minus the present value of the accumulated benefit obligation as of August 31, 2019 under our SERP. Our obligation has been estimated assuming benefits commence at normal social security retirement age and using FASB ASC Topic 715 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates. Since the Company does not credit interest at above-market rates, no interest amounts are included in these totals. See the “Pension Benefits Table – Fiscal 2022” below for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2022. See the “Pension Benefits Table – Fiscal 2021” in our Proxy Statement for the 2022 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on December 2, 2021 for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2021. See the “Pension Benefits Table – Fiscal 2020” in our Proxy Statement for the 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 3, 2020 for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2020.
(5)
Includes car allowance ($12,450), 401(k) contributions ($11,600) and profit sharing plan contribution ($8,820). The components of “All Other Compensation” for fiscal 2021 and fiscal 2020 for Mr. Sintros were reported in our 2021 and 2020 proxy statements, respectively.
(6)
Includes car allowance ($12,450), 401(k) contributions ($9,985) and profit sharing plan contribution ($8,820). The components of “All Other Compensation” for fiscal 2021 and fiscal 2020 for Mr. O’Connor were reported in our 2021 and 2020 proxy statements, respectively.
(7)
Includes car allowance ($12,450), 401(k) contributions ($11,600) and profit sharing plan contribution ($8,820). The components of “All Other Compensation” for fiscal 2021 and fiscal 2020 for Mr. Katz were reported in our 2021 and 2020 proxy statements, respectively.
(8)
Includes car allowance ($12,450), 401(k) contributions ($11,600) and profit sharing plan contribution ($8,820). The components of “All Other Compensation” for fiscal 2021 and fiscal 2020 for Mr. DiFillippo were reported in our 2021 and 2020 proxy statements, respectively.
(9)
Includes car allowance ($12,450), 401(k) contributions ($11,600) and profit sharing plan contribution ($8,820).
(10)
Includes car allowance ($12,450), 401(k) contributions ($8,647) and profit sharing plan contribution ($8,820).

Grants of Plan-Based Awards – Fiscal 2022

The following table contains information related to non-equity incentive plan awards made to our Chief Executive Officer under our CEO Bonus Plan, non-equity incentive plan awards made to our other named executive officers under our executive bonus plan and restricted stock unit awards and Share-Based Awards granted to our named executive officers under our Amended and Restated 2010 Stock Option and Incentive Plan during fiscal 2022:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Securities Underlying Awards	All Other Share- Based Awards: Number of Securities Underlying Awards	Exercise or Base Price of Share- Based Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Share- Based Awards($) (2)
Steven S.	11/17/2021	11/17/2021								6,407 (3)	201.07	350,014
Sintros
President and	11/17/2021	11/17/2021							3,731 (4)		—	750,192
Chief Executive
Officer	11/17/2021	11/17/2021	382,499 (5)	637,499 (5)	849,998 (5)

	11/17/2021	11/17/2021				1,244 (6)	2,488 (6)	3,732 (6)			—	750,393
Shane F.
O’Connor	11/17/2021	11/17/2021								2,060 (3)	201.07	112,538
Executive Vice
President and	11/17/2021	11/17/2021							1,679 (4)		—	337,597
Chief Financial
Officer	11/17/2021	11/17/2021	100,000 (5)	150,000 (5)	200,000 (5)
David M. Katz	11/17/2021	11/17/2021								1,831 (3)	201.07	100,028
Executive Vice
President, Sales	11/17/2021	11/17/2021							1,493 (4)		—	300,198
and Marketing
	11/17/2021	11/17/2021	111,000 (5)	166,500 (5)	222,000 (5)
David A.	11/17/2021	11/17/2021								1,373 (3)	201.07	75,007
DiFillippo
Executive Vice	11/17/2021	11/17/2021							1,120 (4)		—	225,198
President,
Operations	11/17/2021	11/17/2021	102,500 (5)	153,750 (5)	205,000 (5)
William M. Ross	11/17/2021	11/17/2021								1,373 (3)	201.07	75,007
Executive
Vice President,	11/17/2021	11/17/2021							1,120 (4)		—	225,198
Operations
	11/17/2021	11/17/2021	95,750 (5)	140,625 (5)	187,500 (5)
Michael A.	11/17/2021	11/17/2021								1,373 (3)	201.07	75,007
Croatti
Executive Vice	11/17/2021	11/17/2021							1,120 (4)		—	225,198
President,
Operations	11/17/2021	11/17/2021	95,750 (5)	140,625 (5)	187,500 (5)

(1)
Amounts represent the fair market value of our Common Stock on the date of the grant. Fair market value is determined using the closing price of our Common Stock as reported on the New York Stock Exchange on the date of the grant.
(2)
Amounts represent the grant date fair value of the stock appreciation rights and restricted stock units granted during fiscal 2022. These amounts were calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures).
(3)
Amounts represent the number of stock-settled stock appreciation rights granted during fiscal 2022. These stock appreciation rights become vested and exercisable 20% per year on each anniversary of October 31, 2021. These grants expire ten years from the date of grant.
(4)
Amounts represent restricted stock units granted during fiscal 2022. Such restricted stock units vest 20% per year on each anniversary of October 31, 2021.
(5)
Represents threshold, target and maximum possible payouts under the CEO Bonus Plan or executive bonus plan, as applicable, for fiscal 2022. See “Compensation Discussion and Analysis – Annual Cash Incentive Bonuses – Named Executive Officers – CEO Bonus Plan” and “Compensation Discussion and Analysis – Annual Cash Incentive Bonuses – Named Executive Officers – Executive Bonus Plan” for additional information regarding the awards under the CEO Bonus Plan and the executive bonus plan for fiscal 2022.
(6)
Represents the grant of 3,732 performance-based restricted stock units to Mr. Sintros for fiscal 2022. The actual number of restricted stock units to be earned was based on the achievement of certain Company performance criteria. See “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation – Named Executive Officers” for additional information regarding the performance-based restricted stock units granted to Mr. Sintros in fiscal 2022. After the end of the performance period, the Compensation Committee determined that Mr. Sintros earned 1,866 of such performance-based restricted stock units.

Outstanding Equity Awards at Fiscal Year-End – 2022

The following table sets forth information concerning the outstanding restricted stock units and unexercised Share-Based Awards, which consist of stock appreciation rights, held as of August 27, 2022 by our named executive officers:

	Share-Based Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Share- Based Awards Exercisable	Number of Securities Underlying Unexercised Share-Based Awards Unexercisable	Share- Based Awards Exercise Price	Share- Based Awards Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested
Steven S. Sintros	4,000(2)	—	$104.67	10/26/2025	—	—	—	—
President and Chief	4,000(3)	—	$119.00	10/24/2026	—	—	—	—
Executive Officer	4,122(4)	1,030(4)	$165.40	12/14/2027	—	—	—	—
	4,522(5)	3,016(5)	$146.17	11/27/2028	—	—	—	—
	2,965(6)	4,449(6)	$201.24	10/29/2029	—	—	—	—
	1,426(7)	5,706(7)	$195.55	11/19/2030	—	—	—	—
	—	6,407(8)	$201.07	11/17/2031	—	—	—	—
					—	—	1,866(9)	$341,665(9)
					605(10)	$110,775(1)
					1,711(11)	$313,284(1)	—	—
					2,088(12)	$382,313(1)	—	—
					2,578(13)	$472,032(1)	—	—
					3,731(14)	$683,146(1)	—	—
Shane F. O’Connor	909(15)	228(15)	$167.80	1/2/2028	—	—	—	—
Executive Vice	778(16)	519(16)	$152.38	10/31/2028	—	—	—	—
and Chief Financial	550(17)	827(17)	$201.24	10/31/2029	—	—	—	—
Officer	316(18)	1,268(18)	$166.94	10/31/2030	—	—	—	—
	—	2,060(19)	$201.07	10/31/2031	—	—	—	—
					211(20)	$38,634(1)	—	—
					493(21)	$90,268(1)	—	—
					582(22)	$106,564(1)
					936(23)	$171,382(1)	—	—
					1,679(24)	$307,425(1)
David M. Katz	2,667(25)	—	$119.00	10/31/2026	—	—	—	—
Executive Vice	986(26)	247(26)	$156.05	10/31/2027	—	—	—	—
President, Sales	778(16)	519(16)	$152.38	10/31/2028	—	—	—	—
and Marketing	550(17)	827(17)	$201.24	10/31/2029	—	—	—	—
	316(18)	1,268(18)	$166.94	10/31/2030	—	—	—	—
	—	1,831(19)	$201.07	10/31/2031	—	—	—	—
					209(27)	$38,268(1)	—	—
					493(21)	$90,268(1)	—	—
					582(22)	$106,564(1)	—	—
					936(23)	$171,382(1)	—	—
					1,493(24)	$273,368(1)	—	—
David A. DiFillippo	4,000(27)	—	$104.67	10/31/2025	—	—	—	—
Executive Vice	4,000(25)	—	$119.00	10/31/2026	—	—	—	—
President, Operations	986(26)	247(26)	$156.05	10/31/2027	—	—	—	—
	778(16)	519(16)	$152.38	10/31/2028	—	—	—	—
	550(17)	827(17)	$201.24	10/31/2029	—	—	—	—
	316(18)	1,268(18)	$166.94	10/31/2030	—	—	—	—
	—	1,373(19)	$201.07	10/31/2031	—	—	—	—
					209(27)	$38,268(1)	—	—
					493(21)	$90,268(1)	—	—
					582(22)	$106,564(1)	—	—
					936(23)	$171,382(1)	—	—
					1,120(24)	$205,072(1)	—	—
William M. Ross	4,000(25)	—	$119.00	10/31/2026	—	—	—	—
Executive Vice	986(26)	247(26)	$156.05	10/31/2027	—	—	—	—
President, Operations	778(16)	519(16)	$152.38	10/31/2028	—	—	—	—
	550(17)	827(17)	$201.24	10/31/2029	—	—	—	—
	316(18)	1,268(18)	$166.94	10/31/2030	—	—	—	—
	—	1,373(19)	$201.07	10/31/2031	—	—	—	—
					209(27)	$38,268(1)	—	—
					493(21)	$90,268(1)	—	—
					582(22)	$106,564(1)	—	—
					936(23)	$171,382(1)	—	—
					1,120(24)	$205,072(1)	—	—
Michael A. Croatti	4,000(25)	—	$119.00	10/31/2026	—	—	—	—
Executive Vice	986(26)	247(26)	$156.05	10/31/2027	—	—	—	—
President, Operations	778(16)	519(16)	$152.38	10/31/2028	—	—	—	—
	550(17)	827(17)	$201.24	10/31/2029	—	—	—	—
	316(18)	1,268(18)	$166.94	10/31/2030	—	—	—	—
	—	1,373(19)	$201.07	10/31/2031	—	—	—	—
					209(27)	$38,268(1)	—	—
					493(21)	$90,268(1)	—	—
					582(22)	$106,564(1)	—	—
					936(23)	$171,382(1)	—	—
					1,120(24)	$205,072(1)	—	—

(1)
The amount shown is based on the closing price of the Company’s Common Stock of $183.10 per share on August 27, 2022, the last trading day of fiscal 2022, as reported by the New York Stock Exchange.
(2)
These stock-settled stock appreciation rights were subject to a five-year cliff vesting schedule and became vested and exercisable on October 26, 2020.

(3)
These stock-settled stock appreciation rights were subject to a five-year cliff vesting schedule and became vested and exercisable on October 24, 2021.
(4)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on December 14, 2018.
(5)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on November 27, 2019.
(6)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on October 29, 2020.
(7)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on November 19, 2021.
(8)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting occurring on November 17, 2022.
(9)
Represents 3,732 restricted stock units that, as of August 27, 2022, were subject to the satisfaction of performance criteria as more fully described under the heading “Compensation Discussion and Analysis” in this Proxy Statement. In October 2022, the Compensation Committee determined that 1,866 of such restricted stock units were earned and vested based on the Company’s revenues and adjusted diluted earnings per share in fiscal 2022.
(10)
These restricted stock units are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on December 14, 2018.
(11)
These restricted stock units are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on November 27, 2019.
(12)
These restricted stock units are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on October 29, 2020.
(13)
These restricted stock units are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting having occurred on November 19, 2021.
(14)
These restricted stock units are subject to a 20% per year ratable vesting schedule on each anniversary of the grant date with the first vesting occurring on November 17, 2022.
(15)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installments on January 2, 2022 and January 2, 2023.
(16)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installments on October 31, 2022 and October 31, 2023.
(17)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installment on October 31, 2022, October 31, 2023 and October 31, 2024.
(18)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule and become vested and exercisable on October 31, 2022, October 31, 2023, October 31, 2024 and October 31, 2025.
(19)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installments on October 31, 2022, October 31, 2023, October 31, 2024, October 31, 2025 and October 31, 2026.
(20)
These restricted stock units are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installments on January 2, 2022 and January 2, 2023.

(21)
These restricted stock units are subject to a 20% per year ratable vesting schedule and become vested and exercisable on in equal installments on October 31, 2022 and October 31, 2023.
(22)
These restricted stock units are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installments on October 31, 2022, October 31, 2023 and October 31, 2024.
(23)
These restricted stock units are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installments on October 31, 2022, October 31, 2023, October 31, 2024 and October 31, 2025.
(24)
These restricted stock units are subject to a 20% per year ratable vesting schedule and become vested and exercisable in equal installments on October 31, 2022, October 31, 2023, October 31, 2024, October 31, 2025 and October 31, 2026.
(25)
These stock-settled stock appreciation rights were subject to a 20% per year ratable vesting schedule and became vested and exercisable on October 26, 2021.
(26)
These stock-settled stock appreciation rights are subject to a 20% per year ratable vesting schedule and become vested and exercisable on October 31, 2022.
(27)
These restricted stock units are subject to a 20% per year ratable vesting schedule and become vested and exercisable on October 31, 2022.

Upon an executive’s retirement, if the executive is at least 64 years old and has an age plus length of service to the Company of at least 79 years, all unvested SAR and RSU awards granted to the executive that have been outstanding for at least one year vest in full.

Option Exercises and Stock Vested Table – Fiscal 2022

The following table sets forth the number of shares of Common Stock acquired or that vested and the aggregate dollar value realized as a result of stock–settled SAR exercises and the vesting of restricted stock units during fiscal 2022 with respect to our named executive officers:

	Share-Based Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)		Number of Shares Acquired on Vesting		Value Realized on Vesting(2)
Steven S. Sintros	—	$—		644	(3)	$126,643
President and Chief Executive Officer				1,599	(4)	$324,261
				1,598	(5)	$324,058
				605	(6)	$124,545
				855	(7)	$164,160
				696	(8)	$137,780
Shane F. O’Connor	—	$—		233	(9)	$44,291
Executive Vice President and Chief				840	(10)	$159,676
Financial Officer				738	(11)	$140,286
				387	(12)	$73,565
David M. Katz	1,333	$123,969	(13)	233	(9)	$44,291
Executive Vice President, Sales				835	(14)	$158,725
and Marketing				738	(11)	$140,286
				387	(12)	$73,565
David A. DiFillippo	—	$—		233	(9)	$44,291
Executive Vice President,				835	(14)	$158,725
Operations				738	(11)	$140,286
				387	(12)	$73,565
William M. Ross	—	$—		233	(9)	$44,291
Executive Vice President,				835	(14)	$158,725
Operations				738	(11)	$140,286
				387	(12)	$73,565
Michael A. Croatti	—	$—		233	(9)	$44,291
Executive Vice President,				835	(14)	$158,725
Operations				738	(11)	$140,286
				387	(12)	$73,565
(1)
Value realized on exercise is calculated as the market value of our Common Stock at the time of exercise of the stock appreciation right less the exercise price paid, multiplied by the number of shares underlying the stock option exercised.

(2)
Value realized upon vesting is calculated as the market value of our Common Stock at the time of vesting, multiplied by the number of shares that vested.
(3)
Value realized upon vesting is as follows: $195.55 (the market value at the time of vesting) multiplied by 644 shares that vested.
(4)
Value realized upon vesting is as follows: $195.55 (the market value at the time of vesting) multiplied by 1,599 shares that vested.
(5)
Value realized upon vesting is as follows: $195.55 (the market value at the time of vesting) multiplied by 1,598 shares that vested.
(6)
Value realized upon vesting is as follows: $165.40 (the market value at the time of vesting) multiplied by 605 shares that vested.
(7)
Value realized upon vesting is as follows: $146.17 (the market value at the time of vesting) multiplied by 855 shares that vested.
(8)
Value realized upon vesting is as follows: $201.24 (the market value at the time of vesting) multiplied by 696 shares that vested.
(9)
Value realized upon vesting is as follows: $166.94 (the market value at the time of vesting) multiplied by 233 shares that vested.
(10)
Value realized upon vesting is as follows: $167.80 (the market value at the time of vesting) multiplied by 840 shares that vested.
(11)
Value realized upon vesting is as follows: $152.38 (the market value at the time of vesting) multiplied by 738 shares that vested.
(12)
Value realized upon vesting is as follows: $201.24 (the market value at the time of vesting) multiplied by 387 shares that vested.
(13)
Value realized on exercise is as follows: $93.00 (the market value at the time of exercise of $212.00 less the exercise price of $119.00), multiplied by 1,333 shares acquired upon exercise.
(14)
Value realized upon vesting is as follows: $168.95 (the market value at the time of vesting) multiplied by 835 shares that vested.

Pension Benefits Table – Fiscal 2022

The following table sets forth the actuarial present value of accumulated benefits under our Unfunded Supplemental Executive Retirement Plan, the number of years of credited service and the dollar amount of payments and benefits paid during fiscal 2022 to our named executive officers as of August 27, 2022:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year
Steven S. Sintros	UniFirst Corporation	18	$1,022,656	—
President and Chief Executive	Unfunded Supplemental
Officer	Executive Retirement
Plan

Shane F. O’Connor	UniFirst Corporation	15	$351,886	—
Executive Vice President and	Unfunded Supplemental
Chief Financial Officer	Executive Retirement
Plan

David M. Katz	UniFirst Corporation	14	$571,831	—
Executive Vice President, Sales	Unfunded Supplemental
and Marketing	Executive Retirement
Plan

David A. DiFillippo	UniFirst Corporation	30	$1,530,685	—
Executive Vice President,	Unfunded Supplemental
Operations	Executive Retirement
Plan

William M. Ross	UniFirst Corporation	30	$1,068,494	—
Executive Vice President,	Unfunded Supplemental
Operations	Executive Retirement
Plan

Michael A. Croatti	UniFirst Corporation	30	$773,798	—
Executive Vice President,	Unfunded Supplemental
Operations	Executive Retirement
Plan

(1)
As discussed in more detail below under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan”, our SERP limits the number of years of credited service to thirty for purposes of determining a participant’s benefits under the plan. The actual years of service of Messrs. DiFillipo, Ross and Croatti are 43, 31 and 34, respectively.
(2)
Amounts reported in this column represent the present value of the accumulated benefit obligation as of August 27, 2022. Our obligation has been estimated assuming benefits commence on the individual’s social security retirement date and using FASB ASC Topic 715 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates.

UniFirst Corporation Unfunded Supplemental Executive Retirement Plan

Certain of our and our affiliates’ employees, including our named executive officers, are eligible to participate in our SERP. Retirement benefits provided by our SERP are based on a participant’s average annual base earnings, exclusive of bonuses, commissions, fringe benefits and reimbursed expenses, for the last three years of full-time employment prior to the participant’s retirement date (“Final Average Earnings”). Under the SERP, upon the retirement of a participant on their social security retirement date, a participant will receive a plan benefit in an aggregate amount equal to 1.33% of the participant’s Final Average Earnings multiplied by their years of service, limited to 30 years, less 3.33% of the participant’s primary social security benefit multiplied by their years of service, limited to 30 years.

Pension payments under our SERP are made at the intervals then in effect for the payment of base salaries to our executive officers. Upon the death of a participant, the participant’s designated beneficiary will be paid retirement benefits for up to 12 years from the participant’s date of retirement. Our SERP provides that, upon any change in control of the Company, participants in our SERP will receive a lump sum payment equal to the actuarial equivalent of their plan benefit as of the date of the change in control.

Potential Payments Upon Termination or Change in Control

Unfunded Supplemental Executive Retirement Plan

As discussed under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan” above, upon a change in control of the Company, our named executive officers will receive a lump sum payment under our SERP equal to the actuarial equivalent of their plan benefit as of the date of the change in control. For more information concerning our SERP, including such accumulated benefit for each named executive officer as of August 27, 2022, see the “Pension Benefits Table – Fiscal 2022” and the discussion under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan” above.

Executive Employment Plan

On October 26, 2020, our Board of Directors and the Compensation Committee of our Board of Directors adopted an Executive Employment Plan. Senior Vice Presidents and above (each, a “Covered Executive”) are eligible to participate in the Executive Employment Plan, subject to certain requirements. The Executive Employment Plan provides that upon a termination of a Covered Executive’s employment (a “Qualified Termination”) (1) by us for any reason other than “cause” (as defined in the Executive Employment Plan), death, disability or retirement or (2) by a Covered Executive for “good reason” (as defined in the Executive Employment Plan), the Covered Executive will be entitled to receive certain cash payments determined pursuant to the Executive Employment Plan. The amount of any payments under the Executive Employment Plan in some cases will depend on whether the Qualified Termination is in connection with a “change in control” (as defined in the Executive Employment Plan).

In addition, our Board of Directors and the Compensation Committee of our Board of Directors approved revised award forms for equity awards to Covered Executives beginning with equity awards in October 2020. The revised award forms provide for accelerated vesting under certain circumstances, including upon a Qualified Termination in connection with a change in control.

Any such payments and benefits under the Executive Employment Plan and the award forms are subject to the Covered Executive’s execution of a separation agreement that includes a release of claims in favor of the Company and certain noncompetition and non-solicitation obligations.

Equity awards granted to our Covered Executives prior to October 2020 provide for accelerated vesting solely in connection with a change in control.

The following table sets forth the amounts that would have been paid to our named executive officers under the Executive Employment Plan or their equity awards (i) in the event of a termination with “cause”; (ii) in the event of a termination by us without “cause” or by the executive for “good reason” other than in connection with a “change in control” (and other than by reason of an executive’s retirement, death or disability); (iii) in the event of a termination by us without “cause” or by the executive for “good reason” 30 days prior to, or within 24 months after, a “change in control” (and other than by reason of an executive’s death, disability or retirement); (iv) in the event solely of a “sale event,” which is defined under the Amended and Restated Stock Option and Award Plan to be the same as a “change in control” under the Executive Employment Plan; and (v) in the event of a termination in connection with an executive’s retirement, death or termination due to disability; in each case, occurring as of August 27, 2022, which was the last day of fiscal 2022.

Name	Termination with Cause (1)	Termination by Company without Cause or by Executive for Good Reason (2)	Termination by Company without Cause or by Executive for Good Reason within 24 Months of Change in Control (3)	Sale Event (4)	Retirement (5)	Death (6)	Termination Due to Disability (7)
Steven S. Sintros
Cash Payments ($)	$—	$3,612,495	$3,612,495	$—	$—	$—	$—
Acceleration of Vesting of RSUs ($) (8)	—	—	1,155,178	806,372	—	1,155,178	—
Acceleration of Vesting of SARs ($) (9)	—	—	—	129,612	—	—	—
Continued Health Benefits ($)	—	10,783	10,783	—	—	—	—
Total ($)	$—	$3,623,278	$4,778,456	$935,984	$—	$1,155,178	$—

Shane F. O’Connor
Cash Payments ($)	$—	$700,002	$700,002	$—	$—	$—	$—
Acceleration of Vesting of RSUs ($) (8)	—	—	478,807	235,467	—	478,807	—
Acceleration of Vesting of SARs ($) (9)	—	—	20,491	19,432	—	20,491	—
Continued Health Benefits ($)	—	4,239	6,358	—	—	—	—
Total ($)	$—	$704,241	$1,205,658	$254,899	$—	$499,298	$—

David M. Katz
Cash Payments ($)	$—	$777,001	$777,001	$—	$—	$—	$—
Acceleration of Vesting of RSUs ($) (8)	—	—	444,749	235,100	—	444,749	—
Acceleration of Vesting of SARs ($) (9)	—	—	20,491	22,625	—	20,491	—
Continued Health Benefits ($)	—	5,210	7,816	—	—	—	—
Total ($)	$—	$782,211	$1,250,057	$257,725	$—	$465,240	$—

David A. DiFillippo
Cash Payments ($)	$—	$717,592	$717,502	$—	$—	$—	$—
Acceleration of Vesting of RSUs ($) (8)	—	—	376,454	235,100	—	376,454	—
Acceleration of Vesting of SARs ($) (9)	—	—	20,491	22,625	—	20,491	—
Continued Health Benefits ($)	—	5,391	8,807	—	—	—	—
Total ($)	$—	$722,983	$1,123,254	$257,725	$—	$396,945	$—

William M. Ross
Cash Payments ($)	$—	$656,252	$656,252	$—	$—	$—	$—
Acceleration of Vesting of RSUs ($) (8)	—	—	376,454	235,100	—	376,454	—
Acceleration of Vesting of SARs ($) (9)	—	—	20,491	22,625	—	20,491	—

Continued Health Benefits ($)	—	5,517	8,275	—	—	—	—
Total ($)	$—	$661,769	$1,061,472	$257,725	$—	$396,945	$—

Michael A. Croatti
Cash Payments ($)	$—	$656,251	$656,251	$—	$—	$—	$—
Acceleration of Vesting of RSUs ($) (8)	—	—	376,454	235,100	—	376,454	—
Acceleration of Vesting of SARs ($) (9)	—	—	20,491	22,625	—	20,491	—
Continued Health Benefits ($)	—	4,374	6,562	—	—	—	—
Total ($)	$—	$660,625	$1,059,758	$257,725	$—	$396,945	$—

(1)
Represents termination of the executive by the Company with “cause” as defined under the Executive Employment Plan or the terms of the SARs and RSUs granted to the executive, as applicable.
(2)
Represents termination of the executive by the Company without “cause” or by the executive for “good reason,” in each case in the absence of a “change in control.” Such terms are defined under the Executive Employment Plan or SAR or RSU awards granted to the executive, as applicable. Upon such a termination, the executive, subject to certain conditions, is entitled to receive (a) a cash payment equal to, in the case of the Chief Executive Officer, two times, and in the case of each other executive, one times the sum of (i) the executive’s base salary and (ii) the target cash incentive bonus for the fiscal year in which the termination occurs (or the target cash incentive bonus with respect to the immediately preceding fiscal year if no target cash incentive bonus has been established); (b) a cash payment equal to the target cash incentive bonus for the fiscal year in which the termination occurs (or the target cash incentive bonus with respect to the immediately preceding fiscal year if no target cash incentive bonus has been established), prorated for the numbers of days of the fiscal year that the executive was employed through the termination date; and (c) if the executive was participating in the Company’s group health plan immediately prior to termination and elects COBRA health continuation, a monthly cash payment for (i) 24 months for the Chief Executive Officer or for 12 months for each other executive, or (ii) the executive’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company.
(3)
Represents termination of the executive by the Company without “cause” or by the executive for “good reason,” in each case during the period beginning 30 days prior to, and ending 24 months after, the date of a “change in control.” Such terms are defined under the Executive Employment Plan or SAR or RSU awards granted to the executive, as applicable. Upon such a termination, the executive, subject to certain conditions, is entitled to receive (a) a cash payment equal to, in the case of the Chief Executive Officer, two times, and in the case of each other executive, 1.5 times the sum of (i) the executive’s base salary and (ii) the target cash incentive bonus for the fiscal year in which the termination occurs (or the target cash incentive bonus with respect to the immediately preceding fiscal year if no target cash incentive bonus has been established); (b) a cash payment equal to the target cash incentive bonus for the fiscal year in which the termination occurs (or the target cash incentive bonus with respect to the immediately preceding fiscal year if no target cash incentive bonus has been established), prorated for the number of days of the fiscal year that the executive was employed through the termination date; and (c) if the executive was participating in the Company’s group health plan immediately prior to termination and elects COBRA health continuation, a monthly cash payment for (i) 24 months for the Chief Executive Officer or for 18 months for each other executive, or (ii) the executive’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the executive if the executive had remained employed by the Company. In addition, upon such a termination, all unvested SARs and RSUs granted to the executives beginning in October 2020 vest in full.
(4)
Upon a “sale event” as defined in the Amended and Restated 2010 Stock Option and Incentive Plan, all unvested SAR and RSU awards granted to the executives prior to October 2020 vest in full. Unvested SAR and RSU awards granted to the executives beginning in October 2020 do not vest solely upon a sale event and instead vest upon termination of the executive without “cause” or by the executive for “good reason,” in each case during the period beginning 30 days prior to, and ending 24 months after, the date of a “sale event.” In addition, upon a change in control of the Company, our named executive officers will receive a lump sum payment under our SERP equal to the actuarial equivalent of their plan benefit as of the date of the change in control. For more information concerning the SERP, see the discussion under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan above.

(5)
Upon an executive’s retirement, if the executive is at least 64 years old and has an age plus length of service to the Company of at least 79 years, all unvested SAR and RSU awards granted to the executive that have been outstanding for at least one year vest in full.
(6)
Upon the death of an executive, all unvested SAR and RSU awards granted to the executive beginning in October 2020 vest in full.
(7)
Upon termination of an executive due to disability, all unvested SAR and RSU awards granted to the executive beginning in October 2020 continue to vest in accordance with the vesting schedules of such awards.
(8)
Amounts presented reflect the Company’s stock price as of the last trading day of fiscal 2022 multiplied by the number of unvested RSUs held by the executive as of the last day of fiscal 2022.
(9)
Amounts presented reflect for each SAR award held by the executive as of the last day of fiscal 2022, the Company’s stock price as of the last trading day of fiscal 2022 minus the exercise price of the SAR award, multiplied by the number of unvested SARs.

Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of a company’s median employee to the total annual compensation of a company’s principal executive officer. The principal executive officer of our Company is Mr. Sintros.

For fiscal 2022, the annual total compensation of Mr. Sintros was $3,312,016, as shown in the Summary Compensation Table above. The annual total compensation of our median employee for fiscal 2022, which was calculated in the same manner as the total annual compensation of Mr. Sintros, was $34,180. Based on such information, the ratio of the annual total compensation of Mr. Sintros to the annual total compensation of our median employee for fiscal 2022 was approximately 97 to 1.

We identified the median employee by measuring compensation for fiscal 2022 (the “Measurement Period”) for 13,639 employees, representing all full-time, part-time, seasonal and temporary employees of the Company and its consolidated subsidiaries as of August 27, 2022. Such number of employees does not include any independent contractors or “leased” workers, as permitted by applicable SEC rules. Such number does not exclude any employees of businesses acquired by us or combined with us. As permitted by SEC rules, we also excluded our employees in Nicaragua and Europe in part because, in each case, such employees represent less than 5% of our total workforce. The excluded employees consisted of 572 employees in Nicaragua and 94 employees in Europe.

We identified the median employee using the total cash compensation paid to each employee for the Measurement Period. We did not utilize any statistical sampling or cost-of-living adjustments for purposes of determining the median employee. We annualized the compensation of full-time and part-time employees (other than seasonal or temporary employees) who were hired during fiscal 2022 but did not work for us for the entire fiscal year.

Director Compensation – Fiscal 2022

The Compensation Committee determines Director compensation based on the following principles: (1) Director compensation should be aligned with the long-term interest of shareholders; (2) Director compensation should be used to motivate Director behavior; (3) Directors should be adequately compensated for their time and effort; and (4) Director compensation should be approached on an overall basis, rather than as an array of separate elements.

We determine Director compensation on a fiscal year basis. For fiscal 2022, we made certain adjustments to our Director compensation program. The non-employee Director fee schedule for fiscal 2022 was as follows: an annual fee of $60,000; an annual fee for chairing the Audit Committee of $20,000; an annual fee for chairing a Committee other than the Audit Committee of $12,500; an annual fee for the Chairman of the Board of $25,000; a $5,000 fee for each Board meeting attended; a $3,000 fee for each Audit, Compensation, ESG, Nominating and Corporate Governance or Special Committee meeting attended in person or video; a $2,500 fee for participating in a shorter telephonic or video Board meeting; and a $1,500 fee for participating in a shorter telephonic or video Audit, Compensation, ESG, Nominating and Corporate or Governance or

Special Committee meeting. As part of the annual compensation, each non-employee Director receives 1,500 fully vested stock-settled stock appreciation rights at an exercise price equal to the closing price of the Company’s Common Stock on the grant date. In addition, each non-employee Director receives shares of unrestricted Common Stock having a value (based on the closing price of the Company’s Common Stock on the grant date) equal to $80,000. Those Directors who satisfy the minimum share ownership requirement under the Company’s Director Stock Ownership Policy may elect to receive a cash payment of $80,000 in lieu of the shares of unrestricted Common Stock.

Each Director who was also an employee of our Company received no Director’s fees while employed by the Company during fiscal year 2022.

In fiscal 2022, the non-employee Director fees earned or paid in cash were elevated due to a larger number of meetings during the year compared to the prior year and the Compensation Committee will be considering changes to the Director compensation program. The compensation earned by our non-employee Directors during fiscal 2022 is set forth in the table below.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Share-Based Awards(2)	All Other Compensation	Total
Phillip L. Cohen (3)	$313,875	—	$70,845	—	$384,720
Thomas S. Postek	$186,500	80,000	$70,845	—	$337,345
Michael Iandoli (3)	$302,750	—	$70,845	—	$373,595
Kathleen Camilli (3)	$266,500	—	$70,845	—	$337,345
Raymond C. Zemlin	$244,875	80,000	$70,845	—	$395,720
Joseph Nowicki (4)	$115,500	40,000	$36,052	—	$191,552
Cynthia Croatti (5)	$178,500	80,000	$70,845	$98,901(6)	$428,246

(1)
Our non-employee Directors other than Mr. Nowicki were granted $80,000 of shares of unrestricted Common Stock on November 17, 2021. As described above and below, our non-employee Directors other than Messrs. Postek and Zemlin elected to receive cash in lieu of receiving unrestricted Common Stock. Messrs. Postek and Zemlin elected to receive $80,000 of unrestricted stock, which resulted in their receipt of 398 shares of Common Stock, respectively. The amounts shown for Messrs. Postek and Zemlin represent the aggregate grant date fair value related to 398 shares of unrestricted Common Stock awarded to both Messrs. Postek and Zemlin, respectively, calculated in accordance with FASB ASC 718 (excluding the effect of any estimate of future forfeitures). Such shares of Common Stock, which were granted on November 17, 2021, were fully vested on the date of grant. Mr. Nowicki was appointed as Director on April 5, 2022 and granted $40,000 of shares of unrestricted Common Stock. Mr Nowicki elected to receive $40,000 of unrestricted stock, which resulted in his receipt of 229 shares. The amount shown for Mr. Nowicki represents the aggregate grant date fair value related to 229 shares of unrestricted Common Stock awarded to Mr. Nowicki calculated in accordance with FASB ASC 718 (excluding the effect of any estimate of future forfeitures). Such shares of Common Stock, which were granted on April 5, 2022, were fully vested on the date of grant. Additional information concerning our financial reporting of equity award grants is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 27, 2022.
(2)
The amounts shown represent the aggregate grant date fair value related to the grant of 1,500 stock-settled stock appreciation rights to each of our non-employee Directors other than Mr. Nowicki on November 17, 2021, calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). These stock appreciation rights were fully vested upon grant and expire eight years after the grant date or on the second anniversary of the date that the Director ceases to be a member of the Board of Directors, whichever occurs first. The amount shown for Mr. Nowicki represents the aggregate grant date fair value related to the grant of 750 stock-settled stock appreciation rights to him on April 5, 2022, calculated in accordance with FASB ASC Topic 718 (excluding the effect of any estimate of future forfeitures). These stock appreciation rights were fully vested upon grant and expire eight years after the grant date or on the second anniversary of the date that Mr. Nowicki ceases to be a member of the Board of Directors, whichever occurs first. Additional information concerning our financial reporting of stock appreciation rights is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 27, 2022.

(3)
Amounts shown include an $80,000 cash payment in lieu of receiving a grant of $80,000 of shares of unrestricted Common Stock.
(4)
Mr. Nowicki was appointed to the Board of Directors in April 2022.
(5)
Cynthia Croatti retired as an officer of the Company in February 2022. Beginning in February 2022, Ms. Croatti participated in the Company's non-employee Director compensation program. She also received SAR and RSU grants under the non-employee Director compensation program.
(6)
Represents consulting fees earned by Ms. Croatti in fiscal 2022 in connection with her role as a special consultant and advisor to the Company's Chief Executive Officer and the Senior Leadership Team.

Compensation Committee Interlocks and Insider Participation

During the 2022 fiscal year, the following Directors served on the Compensation Committee for all or a portion of the fiscal year: Messrs. Iandoli, Cohen, Postek, Zemlin and Nowicki and Ms. Camilli. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. During the 2022 fiscal year, to the knowledge of the Company, none of its executive officers:

•
served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee;
•
served as directors of another entity, one of whose executive officers served on the Compensation Committee; or
•
served as members of the compensation committee of another entity, one of whose executive officers served as one of the Company’s Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed entirely of independent directors meeting the requirements of applicable Securities and Exchange Commission and New York Stock Exchange rules. The key responsibilities of our committee are set forth in our Charter and include overseeing the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence and the performance of the independent auditors and the internal audit function.

We serve in an oversight capacity and are not intended to be part of the Company’s operational or managerial decision-making process. UniFirst’s management is responsible for preparing the consolidated financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting and its independent registered public accounting firm is responsible for auditing those statements. Our principal purpose is to monitor these processes.

The Audit Committee has, among other things:

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Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended August 27, 2022, including a discussion of accounting principles, judgments and disclosure in the audited financial statements.
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Reviewed and discussed with management and the independent registered public accounting firm the quarterly and annual earnings press releases prior to release and the quarterly and annual reports on Form 10-Q and 10-K prior to filing.
•
Reviewed the performance of the Company’s internal audit function.
•
Discussed with management, the internal auditors and the independent registered public accounting firm the results of the testing of internal controls over financial reporting.
•
Discussed with the independent registered public accounting firm the overall scope and the plans for the annual audit, the results of their examination and the overall quality of the Company’s financial reporting.
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Discussed with the independent registered public accounting firm the matters required to be discussed the applicable requirements of the Public Company Accounting Oversight Board.
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Reviewed all audit and non-audit services performed by the independent registered public accounting firm and considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.
•
Reviewed the performance, qualifications and independence of the independent registered public accounting firm.
•
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the auditors’ independence.

Based on the reviews and discussions with management and the independent registered public accounting firm and the report of the independent public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board approved, the audited financial statements for the fiscal year ended August 27, 2022 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee for fiscal 2022

Phillip L. Cohen (Chair)
Kathleen M. Camilli
Joseph M. Nowicki
Thomas S. Postek

Independent Registered Public Accounting Firm

The Audit Committee appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit the fiscal 2022 financial statements. Fees billed for services in fiscal 2022 and 2021 were as follows:

	Fiscal 2022	Fiscal 2021
Audit Fees (1)	$2,249,900	$1,972,900
Audit-Related Fees	$—	$—
Tax Fees (2)	$320,900	$361,094
All Other Fees	$—	$—

(1)
Audit fees were for the audit of the Company’s annual financial statements, audit of the effectiveness of the Company’s internal controls over financial reporting, and review of the Company’s quarterly financial statements.
(2)
Tax fees were for tax compliance, tax advice and tax planning.

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the Securities and Exchange Commission. Each year, the Audit Committee approves the retention of the independent registered public accounting firm to audit our financial statements, including the associated fee. All of the fees disclosed above were approved by the Audit Committee. The Audit Committee has considered whether the provisions of such services, including non-audit services, by Ernst & Young is compatible with maintaining Ernst & Young’s independence and has concluded that it is.

Certain Relationships and Related Transactions

The Company’s Board of Directors has adopted a written Related Person Transaction Approval Policy to monitor transactions, arrangements or relationships in which the Company is a participant and any of the following have a direct or indirect material interest: (a) an executive officer, director or director nominee; (b) an immediate family member of an executive officer, director or director nominee; (c) a shareholder that beneficially owns more than 5% of the Company’s Common Stock or Class B Common Stock; or (d) any immediate family member of such 5% shareholder. The policy generally covers related person transactions that meet the minimum threshold for disclosure under relevant Securities and Exchange Commission rules. Such related person transactions generally involve amounts exceeding $120,000.

The Company’s Chief Financial Officer, together with outside legal counsel, identifies any potential related person transactions and, if he determines that a transaction constitutes a related person transaction under the policy, the Chief Financial Officer provides relevant details to the Audit Committee. If the Chief Financial Officer has an interest in a potential related person transaction, the Chief Executive Officer assumes the role of the Company’s Chief Financial Officer under the policy. The Audit Committee reviews relevant information concerning any proposed transaction contemplated by the Company with an individual or entity that is the subject of a disclosed relationship, and approves or disapproves the transaction, with or without conditions. Certain related person transactions are deemed pre-approved by the Audit Committee, including transactions, arrangements or relationships where the rates or charges involved in the transactions are determined by competitive bids.

On July 15, 2022, the Company repurchased 35,714 shares of Class B Common Stock for an aggregate purchase price of $6.0 million from a trust of which Carol Croatti, a significant shareholder of the Company, was the trustee and her daughter was the beneficiary.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, Directors and greater than 10% shareholders of the Company are required to file with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act, reports of ownership and changes in ownership. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Executive officers, Directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

Delinquent Section 16(a) Reports

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no such reports were required during the 2022 fiscal year, the Company believes that, during the 2022 fiscal year, all executive officers, Directors and greater than 10% shareholders of the Company complied with applicable Section 16(a) filing requirements, except that Matthew Croatti inadvertently filed two late Form 4 reports with respect to two transactions.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending August 26, 2023. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management. In addition, although not required by law, the Audit Committee will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to participate at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 26, 2023.

OTHER MATTERS

Management is not aware of any other matters which may come before the Annual Meeting or any adjournment or postponement thereof; however, if any matters other than those set forth in the attached Notice of Annual Meeting should be properly presented at the Annual Meeting, the persons named in the proxy intend to take such action as will be, in their discretion, consistent with the best interest of the Company.

Shareholder Proposals

Under the Company’s By-laws, any shareholder desiring to present a proposal for inclusion in the Company’s Proxy Statement in connection with the Company’s 2024 Annual Meeting of Shareholders must submit the proposal so as to be received by the Secretary of the Company at the principal executive offices of the Company, 68 Jonspin Road, Wilmington, Massachusetts 01887, not later than August 3, 2023. In addition, in order to be included in the Proxy Statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

Shareholders wishing to present business for action, other than proposals to be included in the Company’s Proxy Statement, or to nominate candidates for election as Directors at a meeting of the Company’s shareholders, must do so in accordance with the Company’s By-laws. The By-laws provide, among other requirements, that in order to be presented at the 2024 Annual Meeting of Shareholders, such shareholder proposals or nominations may be made only by a shareholder of record who shall have given notice of the proposal or nomination and the related required information to the Company no earlier than September 12, 2023 and no later than October 27, 2023. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 11, 2023.

Annual Report on Form 10-K

The Company will provide any shareholder with a copy of its Annual Report on Form 10-K, including the financial statements and schedules to such report but excluding exhibits, required to be filed with the Securities and Exchange Commission for the Company’s most recent fiscal year, without charge, upon receipt of a phone call or written request from such shareholder. Such request must be made to the Company’s Investor Services group by calling (978) 658-8888 or by writing to Investor Services, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

Delivery of Documents to Shareholders Sharing an Address

If you share an address with any of the Company’s other shareholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each shareholder in your household, please contact the Company’s Investor Services, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887 (telephone: (978) 658-8888). The Company will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your written or oral request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE PROXY MATERIALS, INCLUDING OUR 2022 ANNUAL REPORT ON FORM 10-K, AT WWW.EDOCUMENTVIEW.COM/UNF AND VOTE BY INTERNET AT WWW.ENVISIONREPORTS.COM/UNF, BY TELEPHONE OR BY PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN STREET NAME, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR BROKER, BANK OR OTHER NOMINEE TO HAVE YOUR SHARES VOTED.

Wilmington, Massachusetts

December 1, 2022

UniFirst Vote your vote matters -here’s how to vote! Your may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by11:59 P.M., Eastern time, on January 9, 20023. Online go to www.envisionreports.com/UNF or scan the QR code – login details are located in the shaded bar below Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money Sign UP for electronic delivery at www.envisionreports.com/UNF Using a black ink pen mark your votes with an X as shown in this example please do not write outside the designated areas. Annual Meeting Proxy Card- Common Stock IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals- The Board of Directors recommends a vote FOR all of the nominees set forth in Proposal 1 and FOR Proposal2. 1. Election of (i)three Class II directors, nominated by the board of directors, each to serve for a term of three years until the 2026 Annual of Shareholders and until their respective successors are duly elected and qualified, one class I director, nominated by the of directors, to serve for a term of one year until the 2024 annual meeting of shareholders and until his successor is duly elected and qualified and (iii) one class III director, nominated by the board of directors, to serve for term of two years until 2025 annual meeting of shareholders and until his successor is duly elected and qualified. 2. Class II directors for withhold for withhold for withhold 3. 01- thomas s.postek 02- steven s. sintros 03 – Raymond c. zemlin 4. Class I director for withhold 5. 04 – joseph m.nowicki 6. Class III director for withhold 2. ratification of appointment of Ernst & young LLp as the company’s independent registered public accounting firm for the fiscal year ending august 26, 2023 for against abstain Note in their discretion, the proxies are authorized to vote upon any other may properly come before the meeting or any adjournment or postponement thereof. :I Authorized Signatures — If voting by mail, this section must be completed for your vote to be counted. Date and Sign Below. Please sign EXACTLY as your name(s) appear(s) on this proxy. For joint accounts, each owner should sign. Executors, Administrators, Trustees etc. should give full title. Date (mmfdd/yyyy) — Please print date below. Signature1 – please keep signature within the box Signature2 – please keep signature within the box Sig I U PX 03PSZC

2023 Annual Meeting admission Ticket 2023 Annual Meeting of Shareholders of Unifirst Corporation Tuesday, January 10, 2023, 8:30 a.m. Eastern Time Corporate offices of Unifirst Corporation 68 Jonspin Road, Wilmington, Massachusetts 01887 Upon arrival, please present this admission ticket and photo identification at the registration desk. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreport.com/UNF IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – Unifirst Corporation Common Stock The undersigned holder of shares of Common Stock of Unifirst Corporation hereby appoints Steven S. Sintros and Shane F. O’Connor, and each of them, proxies with full power of substitution to act and vote on behalf of the undersigned at the 2023 Annual Meeting of Shareholders of UniFirst Corporation to be held on Tuesday, January 10, 2023 at 8:30 a.m. Eastern Time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DERECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DERECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SET FORTH IN PROPOSAL 2, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE IF VOTING BY MAIL. (PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN TE ENCLOSED ENVELOPE OR VORE BY VOTE BY TELEPHONE OR INTERNET.) C Non-Voting Items Change of address – Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTION A – C ON BOTH SIDES OF THIS CARD.

UniFirst Vote your matters-here"s how to vote You may vote online or by phone of malling this card Vote submitted electronically must be recelved by 11:59 P.M. Eastern Time,on online Go to www.envisionreports.com/UNF or scan the QR code - login details are located in the shaded bar below. PHONE CALL TOLL FREE 1-800-652-VOTE (8683) within the USA US territories and Canada Save paper time and money! Sign up for electronic delivery at www.envisionreports.com/UNF Using a black pen mark Your votes with an X as shows in this examples please do not write outside the designated areas. Annual Metting Proxy Card - Class B Common Stock IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED EN VELOPE A Proposals-The Board of Directors recommends a vote FOR all of the nominess set forth in proposal 1 and For proposal 2. 1. Election of (1) three Class II Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, and (ii) one Class I Director, nominated by the Board of Directors, to serve for a term of one year until the 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified Class II Directors For Withhold For Withhold For Withhold For Withhold 01- Thomas S. Postek 02 - Steven S. Sintros 03 - Raymond C. Zemlin Class I Director 04 - Joseph M. Nowicki 2. Ratification of appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 26, 2023 For Against Abstain Note: In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment or postponement thereof. B Authorized Signatures — If voting by mail, this section must be completed for your vote to be counted. Date and Sign Below. Please sign EXACTLY as your name(s) appear(s) on this proxy. For joint accounts, each owner should sign. Executors, Administrators, Trustees etc. should give full title Date (mmddyyyy) — Please print date below. Sig I U PX

2023 Annual Meeting Admission Ticket 2023 Annual Meeting of Shareholders of UniFirst Corporation Tuesday, January 10, 2023,8:30 a.m. Eastern Time Corporate offices of UntFIrst Corporation 68 Jonspin Road, Wilmington, Massachusetts 01887 Upon arrival, please present this admission ticket and photo Identification at the registration desk. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/UNFV IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V Proxy — UniFirst Corporation Class B Common Stock,The undersigned holder of shares of Class B Common Stock of UniFirst Corporation hereby appoints Steven S. Sintros and Shane F. O'Connor, and each of them, proxies with full power of substitution to act and vote on behalf of the undersigned at the 2023 Annual Meeting of Shareholders of UniFirst Corporation to be held on Tuesday, January 10, 2023 at 8:30 a.m. Eastern Time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES USTED IN PROPOSAL 1 AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SET FORTH IN PROPOSAL 2, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE IF VOTING BY MAIL (PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET.) El Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.